                                                                   EXHIBIT 10.21

                                                                 EXECUTION DRAFT

================================================================================

                                  $100,000,000
                                CREDIT AGREEMENT

                                   DATED AS OF

                                  JUNE 30, 2005

                                      AMONG

                               GETTY REALTY CORP.,

                            THE LENDERS PARTY HERETO

                                       AND

                           JPMORGAN CHASE BANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                                BANK OF AMERICA,
                              AS SYNDICATION AGENT

                         CITIZENS BANK OF RHODE ISLAND,
                             AS DOCUMENTATION AGENT

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                    AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

================================================================================

TABLE OF CONTENTS

ARTICLE I.
Definitions.........................................................................    1

Section 1.01          Defined Terms.................................................    1
Section 1.02          Classification of Loans and Borrowings........................   16
Section 1.03          Terms Generally...............................................   16
Section 1.04          Accounting Terms; GAAP........................................   17

ARTICLE II.
The Credits.........................................................................   17

Section 2.01          Commitments...................................................   17
Section 2.02          Loans and Borrowings..........................................   17
Section 2.03          Requests for Revolving Borrowings.............................   18
Section 2.04          Increase in Commitments.......................................   19
Section 2.05          Swingline Loans...............................................   20
Section 2.06          Letters of Credit.............................................   21
Section 2.07          Funding of Borrowings.........................................   25
Section 2.08          Interest Elections............................................   25
Section 2.09          Termination and Reduction of Commitments......................   27
Section 2.10          Repayment of Loans; Evidence of Debt..........................   27
Section 2.11          Prepayment of Loans...........................................   28
Section 2.12          Fees..........................................................   28
Section 2.13          Interest......................................................   29
Section 2.14          Alternate Rate of Interest....................................   30
Section 2.15          Increased Costs...............................................   31
Section 2.16          Break Funding Payments........................................   32
Section 2.17          Taxes.........................................................   33
Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Set-offs...   34
Section 2.19          Mitigation Obligations; Replacement of Lenders................   35
Section 2.20          Extension of Maturity Date....................................   36

ARTICLE III.
Representations and Warranties......................................................   36

Section 3.01          Organization; Powers..........................................   36
Section 3.02          Authorization; Enforceability.................................   36
Section 3.03          Governmental Approvals; No Conflicts..........................   37
Section 3.04          Financial Condition; No Material Adverse Change...............   37
Section 3.05          Properties....................................................   37
Section 3.06          No Material Litigation........................................   37
Section 3.07          Compliance with Laws and Agreements...........................   38
Section 3.08          Investment and Holding Company Status.........................   38
Section 3.09          Taxes.........................................................   38
Section 3.10          ERISA.........................................................   38

Section 3.11          Federal Regulations...........................................   38
Section 3.12          Environmental Matters.........................................   38
Section 3.13          Insurance.....................................................   39
Section 3.14          Condition of Properties.......................................   39
Section 3.15          REIT Status...................................................   40
Section 3.16          Disclosure....................................................   40

ARTICLE IV.
Conditions..........................................................................   40

Section 4.01          Effective Date................................................   40
Section 4.02          Each Credit Event.............................................   42

ARTICLE V.
Affirmative Covenants...............................................................   42

Section 5.01          Financial Statements and Other Information....................   42
Section 5.02          Notices of Material Events....................................   43
Section 5.03          Existence; Conduct of Business; REIT Status...................   44
Section 5.04          Payment of Obligations........................................   44
Section 5.05          Maintenance of Properties; Insurance..........................   44
Section 5.06          Books and Records; Inspection Rights..........................   45
Section 5.07          Compliance with Laws..........................................   45
Section 5.08          Environmental Laws............................................   45
Section 5.09          Use of Proceeds and Letters of Credit.........................   46

ARTICLE VI.
Negative Covenants..................................................................   46

Section 6.01          Financial Covenants...........................................   46
Section 6.02          Indebtedness..................................................   47
Section 6.03          Liens.........................................................   47
Section 6.04          Limitation on Certain Fundamental Changes.....................   48
Section 6.05          Limitation on Restricted Payments.............................   48
Section 6.06          Limitation on Investments, Loans and Advances.................   49
Section 6.07          Limitation on Transactions with Affiliates....................   49
Section 6.08          Limitation on Changes in Fiscal Year..........................   49
Section 6.09          Limitation on Lines of Business; Creation of Subsidiaries;
                      Negative Pledges..............................................   49
Section 6.10          Swap Agreements...............................................   50
Section 6.11          Secured Recourse Indebtedness.................................   50

ARTICLE VII.
Events of Default...................................................................   50

ARTICLE VIII.
The Administrative Agent............................................................   53

ARTICLE IX.
Miscellaneous.......................................................................   54

Section 9.01          Notices.......................................................   55
Section 9.02          Waivers; Amendments...........................................   55
Section 9.03          Expenses; Indemnity; Damage Waiver............................   56
Section 9.04          Successors and Assigns........................................   58
Section 9.05          Survival......................................................   61
Section 9.06          Counterparts; Integration; Effectiveness......................   61
Section 9.07          Severability..................................................   61
Section 9.08          Right of Setoff...............................................   62
Section 9.09          Governing Law; Jurisdiction; Consent to Service of Process....   62
Section 9.10          WAIVER OF JURY TRIAL..........................................   62
Section 9.11          Headings......................................................   63
Section 9.12          Confidentiality...............................................   63
Section 9.13          USA PATRIOT Act...............................................   64

                                   SCHEDULES:

Schedule 1.01 -- Eligible Leasehold Property
Schedule 2.01 -- Commitments
Schedule 2.06 -- Existing Letters of Credit
Schedule 3.06 -- Disclosed Matters
Schedule 6.02 -- Existing Indebtedness
Schedule 6.03 -- Existing Liens
Schedule 7.01 -- Environmental Remediation and Compliance Matters

                                    EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C -- Form of Subsidiary Guarantee
Exhibit D-1 -- Form of Revolving Note
Exhibit D-2 -- Form of Swingline Note
Exhibit E -- Form of Borrowing Request/Interest Election Request

            CREDIT AGREEMENT dated as of June 30, 2005, among GETTY REALTY CORP., a Maryland corporation (the "Borrower"), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BANK OF AMERICA, a national banking association, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and CITIZENS BANK OF RHODE ISLAND, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABR Loans" means Revolving Loans at the rate of interest applicable to which is based upon the ABR.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Aggregate Letters of Credit Outstandings" means, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments made by the Lender under any Letter of Credit that has not been reimbursed by the Borrower at such time.

            "Aggregate Outstandings" means, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, and (b) the aggregate outstanding principal amount of all Revolving Loans at such time.

            "Agreement" means this Credit Agreement.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the ratio of Total Liabilities to Total Asset Value, applicable on such date:

Total Liabilities to Total    ABR   Eurodollar
       Asset Value:         Spread    Spread
--------------------------  ------  ----------
          < 30%              0.0%     1.25%

   > or = 30% but < 40%      0.0%     1.50%

        > or = 40%          0.25%     1.75%

            "Approved Fund" has the meaning assigned to such term in Section
9.04.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent in good faith to be representative of the cost of such insurance to the Lenders.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and, so long as no Default or Event of Default shall have occurred and is then continuing, the Borrower.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Getty Realty Corp., a Maryland corporation.

            "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents" means short-term investments in liquid accounts, such as money-market funds, bankers acceptances, certificates of deposit and commercial paper.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower or by a majority of any nominating committee appointed by such board of directors for the purpose of nominating directors for election to such board nor (ii) appointed by directors so nominated nor (iii) directors on June 30, 2005.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "EBITDA" means for any Person or Property, the consolidated net income of such Person and its Subsidiaries or Property, as the case may be, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents, plus income taxes, interest, depreciation, amortization and calculated exclusive of (i) gains or losses on sales of operating real estate and marketable securities, (ii) other extraordinary items and (iii) non-cash impairments taken in accordance with GAAP, all determined in accordance with GAAP.

            "EBITDAR" means, for the Borrower and its Subsidiaries, EBITDA plus rent expense of the Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Eligible Ground Lease" means any Property with a ground lease which
(a) has a remaining term (including any renewal options exercisable at the sole option of the lessee) of at least twenty (20) years; (b) may be transferred and/or assigned by the lessee either without the consent of the lessor or with the consent of the lessor so long as the lease provides that such consent is not to be unreasonably withheld; (c) contains customary lender protection provisions which provide or allow for, without the consent of the lessor, (i) notice and cure rights, (ii) pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of leasehold interests including entering into a new lease with the Lender and (iv) no right of landlord to terminate without the consent of lessor's lender. In addition, "Eligible Ground Leases" shall include such other Properties with ground leases as are, upon Borrower's request, approved as "Eligible Ground Leases" by the Lenders in their sole discretion from time to time.

            "Eligible Leasehold Property" means those Properties described in
Schedule 1.01, as such Schedule 1.01 may be revised by Borrower, from time to time, upon approval by the Lenders.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any

Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Materials of Environmental Concern.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Eurodollar Loans" means Revolving Loans, the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by another jurisdiction as a result of a present or former connection between the Administrative Agent or any Lender and such other jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

            "Existing Letters of Credit" shall mean the letters of credit issued by JPMorgan Chase Bank, N.A. for the account of the Company prior to the date hereof as set forth on Schedule 2.06 hereto.

            "Existing Line of Credit" means the $45,000,000 line of credit made available to the Borrower by JPMorgan Chase Bank, N.A. for the period through June 30, 2005, pursuant to a Line Letter dated March 14, 2005.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FFO" means funds from operations, which shall mean consolidated net income of the Borrower and its Subsidiaries plus the sum, without duplication, of depreciation and amortization, exclusive of any gain or loss from debt restructuring or property sales plus or minus, as applicable, other non-cash charges and expenses.

            "Financial Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fixed Charge Coverage" means, as of the date of determination, the ratio of (a) EBITDAR for the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized) plus all regularly scheduled principal payments with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) paid, plus rent expense, dividends on preferred stock or minority interest distributions for such fiscal quarter, all determined on a consolidated basis in accordance with GAAP.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee Obligation" as to any Person (the "guaranteeing person"), means any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantor" at any particular time, each Subsidiary that is a party to the Subsidiary Guarantee at such time.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to unfunded deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) net obligations arising under Swap Agreements (to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP), exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such

Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include any Intracompany Indebtedness. "Intracompany Indebtedness" means any indebtedness whose obligor and obligee are Borrower and/or any Subsidiary of Borrower.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

            "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or two-weeks (unless any Lender has previously advised the Administrative Agent and the Borrower in writing that it is unable to enter into Eurodollar rate contracts with an interest period of two-weeks) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset other than Permitted Encumbrances, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guarantee and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

            "Loan Parties" means, collectively, the Borrower and the Guarantors; "Loan Party" means the Borrower or any Guarantor.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or (b) the rights of or benefits available to the Lenders under this Agreement.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000 with respect for Indebtedness that is recourse to Borrower or $20,000,000, with respect to Indebtedness that is without recourse to the Borrower. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including asbestos or asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, explosive or radioactive substances, radon gas, infectious or medical wastes.

            "Maturity Date" means, subject to the provisions of Section 2.20 hereof, June 30, 2008.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Non-consolidated Affiliate" means an Affiliate of the Borrower, in which the Borrower, directly or indirectly through ownership of one or more intermediary entities, owns an Equity Interest but that is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

            "Non-Material Guarantor" means any Guarantor which has less than $1,000,000 in assets, as reflected on the most recent financial statements delivered pursuant to Section 5.01(a) or (b) hereof.

            "Notes" means the Revolving Notes and the Swingline Note.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Participant" has the meaning set forth in Section 9.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure liabilities to other insurance carrier;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, purchase contracts, construction contracts, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

            (g) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii)such Lien after giving effect to Indebtedness secured thereby, does not give rise to an Event of Default;

            (h) (x) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against Borrower or any Subsidiary, or (y) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forefeiture;

            (i) Liens on Property of the Borrower or its Subsidiaries securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder;

            (j) Liens in favor of the Borrower or any Subsidiary of Borrower against any asset of Borrower or any Subsidiary or Non-consolidated Affiliate of Borrower;

            (k) Leases that are not Capital Leases; and

            (l) Liens or other encumbrances of tenants of Borrower.

            "Permitted Investments" means:

            (a) owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities;

            (b) acquisitions of mortgages, provided that the aggregate amount of all such investments in mortgages shall not exceed five percent (5%) of the Total Asset Value;

            (c) investments in unimproved land, provided that the aggregate amount of all such investments in unimproved land shall not exceed five percent (5%) of the Total Asset Value;

            (d) investments in marketable securities traded on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) or NASDAQ (National Market System Issues only), provided that the aggregate amount of such investments shall not exceed five percent (5%) of the Total Asset Value;

            (e) investments in Non-consolidated Affiliates (excluding marketable securities described in clause (d) above), provided that the aggregate amount of such investments shall not exceed ten percent (10%) of the Total Asset Value;

            (f) investments in real property under development (i.e., a property which is being developed for which a certificate of occupancy has not been issued), provided that the aggregate amount of all such investments in development property shall not exceed ten percent (10%) of the Total Asset Value.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Property" means the real property owned by the Borrower and/or any of its Subsidiaries, or in which the Borrower or any of its Subsidiaries has a leasehold interest.

            "Qualified Institution" means one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank's or financial institution's parent has) a rating of its senior unsecured debt obligations of not less than Baa1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent or (B) has total assets in excess of One Billion Dollars ($1,000,000,000).

            "Qualified Real Estate Assets" means any gasoline station, convenience store, or petroleum distribution terminal related thereto, or other retail real property that is (a) either (i) wholly owned, (ii) ground leased under an Eligible Ground Lease by the Borrower or a Guarantor or (iii) an Eligible Leasehold Property; (b) is not subject to any liens other than Permitted Encumbrances or, other than with respect to any Eligible Leasehold Property, to any agreement that prohibits the creation of any lien thereon as security for indebtedness of the Borrower and the Guarantors, (c) other than with respect to an Eligible Leasehold Property, is not subject to any agreement, including the organizational documents of the owner of the asset, which limits, in any way, the ability of the Borrower or such Guarantor to create any lien thereon as security for indebtedness, (d) is free from material structural defects and material title defects and (e) except for those properties leased by the Borrower and/or the Guarantors to Getty Petroleum Marketing Inc. or any affiliate of GPM Investments, LLC, is free from any material environmental condition that impairs, in any material respect, the operation and use of such premises for its intended purpose.

            "Register" has the meaning set forth in Section 9.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing at least 66 2/3% of the sum of the total Revolving Credit Exposures and Unused Commitments at such time.

            "Restricted Payment" has the meaning set forth in Section 6.05 hereof.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "Revolving Loan" means a Loan made pursuant to Section 2.03.

            "Revolving Notes" means the Revolving Notes to be executed and delivered by the Borrower in favor of the Lenders, substantially in the form of Exhibit D-1, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means all Indebtedness of the Borrower and any of the Loan Parties which is secured by a Lien on any Properties.

            "Secured Recourse Indebtedness" means all Secured Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to the specific Property encumbered by the Lien securing such Indebtedness and other than Indebtedness fully collateralized by cash or Cash Equivalents and recourse is limited to such cash or Cash Equivalents.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Borrower.

            "Subsidiary Guarantee" means the Guarantee to be executed and delivered by each Subsidiary in accordance with the terms of this Agreement, substantially in the form of Exhibit C.

            "Subsidiary Indebtedness" means all Indebtedness of the Subsidiaries owing to Persons other than the Borrower or any other Subsidiary, which Indebtedness is not secured by a Lien on any income, Capital Stock, property or other asset of a Subsidiary.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.05.

            "Swingline Note" means the Swingline Note, to be executed and delivered by the Borrower in favor of the Swingline Lender, substantially in the form of Exhibit D-2, as same may be amended, restated, supplemented or otherwise modified, from time to time.

            "Tangible Net Worth" means, the sum of the shareholders' equity of the Borrower and its Subsidiaries minus goodwill, trademarks, tradenames, licenses and other intangible assets (as shown on the balance sheet of the Borrower), as determined on a consolidated basis in accordance with GAAP.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Asset Value" means, as of any relevant date, the sum of, without duplication, (i) for Properties owned or leased for one full quarter or more, the quotient obtained by dividing (a) EBITDA for such Properties for the most recently concluded fiscal quarter multiplied by 4 by (b) 11.00%, (ii) for Properties owned or leased for less than one full quarter, the cost of such Properties, including the cost of capital expenditures actually incurred in connection with such Properties, (iii) Unrestricted Cash and Cash

Equivalents of the Borrower and its consolidated Subsidiaries as of such date,
(iv) investments in Non-consolidated Affiliates, valued at an amount equal to
(a) EBITDA received by Borrower from such Non-consolidated Affiliates multiplied by 4, divided by (b) 11.00%, (v) investments in marketable securities, valued at the lower of "cost" or "market", (vi) investments in land and development properties, valued at "cost" and (vi) the book value of notes and mortgages receivable.

            "Total Indebtedness" means as of the date of determination, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date.

            "Total Liabilities" means, for any Person, all liabilities which would be classified as liabilities on a consolidated balance sheet of such person and its Subsidiaries in accordance with GAAP, all guarantees and contingent obligations (excluding terminal indemnifications or litigation which Borrower is not required to accrue as a liability under GAAP) of such person and its Subsidiaries including, but not limited to, letters of credit, net obligations arising under Swap Agreements (to the extent required to be reflected on the balance sheet of such Person, in accordance with GAAP), forward equity commitments, obligations to pay the deferred purchase price of property and the pro rata share of indebtedness of Non-consolidated Affiliates.

            "Total Secured Indebtedness" means as of any date of determination, the aggregate of: (a) Indebtedness of the Borrower and its Subsidiaries outstanding as of such date, secured by any asset of the Borrower and its Subsidiaries, and (b) all Subsidiary Indebtedness outstanding as of such date.

            "Total Unsecured Indebtedness" means, as of the date of determination, all Indebtedness of the Borrower and its Subsidiaries (excluding Subsidiary Indebtedness) which is not secured by Lien on any income, Capital Stock, property or other asset of the Borrower and its Subsidiaries.

            "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the issuance of Letters of Credit hereunder and the guaranties by the Guarantors of the Indebtedness owing to the Administrative Agent and the Lenders hereunder.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "Unencumbered Asset Value" means, with respect to the Qualified Real Estate Assets, the sum of (a) for Properties owned or leased for at least one full calendar quarter, the quotient obtained by dividing (i) Property EBITDA for the most recent quarter multiplied by 4, by (ii) 11.0% and (b) for such properties acquired during the calendar quarter, the cost of such Properties, including the cost of capital expenditures actually incurred in connection with such Properties. In determination of Unencumbered Asset Value (a) properties under Eligible Ground Leases (exclusive of any Property that is an Eligible Leasehold Property) shall be limited to maximum of 10% of Unencumbered Asset Value.

            "Unrestricted Cash and Cash Equivalents" means at any date of determination, the sum of: (a) the aggregate amount of unrestricted cash then held by the Borrower or any of its Subsidiaries, plus (b) the aggregate amount of unrestricted Cash Equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries, plus (c) the aggregate amount of cash or Cash Equivalents in restricted 1031 accounts under the control of Borrower. As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

            "Unsecured Debt Service Coverage Ratio" means, as of the date of determination, the ratio of (a) EBITDA from Qualified Real Estate Assets, for the most recently ended fiscal quarter to (b) the sum of all interest incurred (accrued, paid or capitalized) plus all regularly scheduled principal payments with respect to Total Unsecured Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) paid during such fiscal quarter, all determined on a consolidated basis in accordance with GAAP.

            "Unused Commitment" means, with respect to any Lender at any time, an amount equal to the remainder of (a) such Lender's Commitment at such time, less (b) the sum of the aggregate principal amount of all Revolving Credit Loans of such Lender then outstanding and such Lender's Applicable Percent of the total LC Exposure at such time.

            "Unused Fee Rate" means the per annum percentage identified below opposite the percentage of the total Commitments outstanding at the time of calculation:

          Usage:                     Unused Fee Rate
         < 33 1/3%                       0.20%

> or = 33 1/3% but < 66 2/3%             0.15%

       > or = 66 2/3%                    0.10%

            "Usage" means the percentage determined by dividing Aggregate Outstandings by the aggregate Commitment.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Borrowing").

            SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise

                  (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

                  (b) any reference herein to any Person shall be construed to include such Person's successors and assigns,

                  (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

                  (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and

                  (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

                                   THE CREDITS

            SECTION 2.01 COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in:

                  (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment after taking into account any Swingline Loans to be repaid or LC Disbursement to be reimbursed with the proceeds of such Revolving Loan; or

                  (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments, after taking into account any Swingline Loans to be repaid or LC Disbursement to be reimbursed with the proceeds of such Revolving Loan.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

            SECTION 2.02 LOANS AND BORROWINGS.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03 REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit E and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                        (i) the aggregate amount of the requested Borrowing;

                        (ii) the date of such Borrowing, which shall be a Business Day;

                        (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                        (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                        (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04 INCREASE IN COMMITMENTS.

                  (a) Subject to the terms and conditions of this Section 2.04, the Borrower shall have the right at any time and from time to time to increase the Lenders' Commitments to an aggregate amount which is equal to or less than $125,000,000 in the aggregate by (i) requesting that one or more Lenders (which request may be agreed to or declined by such Lender in its sole discretion) increase its respective Commitment or (ii) by adding to this Agreement one or more additional financial institutions as a Lender; provided, however, that each such additional financial institution shall be reasonably acceptable to the Administrative Agent. An increase in the aggregate amount of the Lenders' Commitments shall be effectuated pursuant to an agreement with an Increasing Lender or Additional Lender, as applicable, in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which in the case of an Additional Lender, such Additional Lender shall undertake a Commitment, which Commitment shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof, and shall agree to be bound as a Lender under the terms and conditions of this Agreement and the other documents and agreements executed in connection herewith. Upon the effectiveness of any such agreement and its acceptance by the Administrative Agent (the date of any such effectiveness and acceptance, an "Increased Commitment Date"), with respect to an Additional Lender, such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such agreement and, with respect to an Increasing Lender, such Increasing Lender shall thereupon have a Commitment in the amount set forth in such agreement, and this Agreement (including Schedule 2.01) shall be deemed amended to the extent, but only to the extent, necessary to reflect, as applicable, the addition of an Additional Lender or the increase of the Commitment of such Increasing Lender.

                  (b) Any requested increase in the aggregate amount of the Lenders' Commitments pursuant to Section 2.04(a) shall not be effective unless:

                        (i) the Borrower shall have given the Administrative Agent notice of such proposed increase at least 15 Business Days prior to the proposed Increased Commitment Date;

                        (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date (that has not been waived); and

                        (iii) the representations and warranties of the Borrower in Article III hereof and of the Guarantors in the Subsidiary Guaranty shall be true and correct on and as of the date of the notice referred to in clause (i) and on and as of the Increased Commitment Date with the same effect as if made on and as of such notice date or Increased Commitment Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

Each notice given by the Borrower pursuant to subsection 2.04(b)(i) shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and after giving effect to the increase in the total Commitments effective thereon, that the conditions in this subsection 2.04(b) are satisfied.

                  (c) Effective on each Increased Commitment Date, after giving effect to the increase in the Commitments effective thereon, (i) the amount of each Lender's risk participation in all outstanding Letters of Credit shall be deemed to be automatically increased or decreased, as applicable, to reflect any changes in such Lender's Applicable Percentage and (ii) the amount of the Revolving Loans then outstanding and held by each Lender shall be adjusted to reflect any changes in such Lender's Applicable Percentage. Each Lender having Revolving Loans then outstanding and whose Applicable Percentage has been decreased as a result of the increase in the total Commitments shall be deemed to have assigned, without recourse, such portion of such Revolving Loans as shall be necessary to effectuate such adjustment to the Additional Lenders and Increasing Lenders. Each Additional Lender and Increasing Lender shall (x) be deemed to have assumed such portion of such Revolving Loans and (y) fund on the Increased Commitment Date such assumed amounts to the Administrative Agent for the account of the assigning Lender in accordance with the provisions hereof.

                  (d) The Administrative Agent shall promptly notify the Lenders and the Borrower of any increase in the total Commitments under this Section
2.04 and of each Lender's Applicable Percentage after giving effect to any such increase.

                  (e) The Borrower agrees to execute such other documents as the Administrative Agent shall deem necessary and appropriate to give effect to this
Section 2.04.

            SECTION 2.05 SWINGLINE LOANS.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in:

                        (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or

                        (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments (after taking into account any LC Disbursement to be reimbursed with the proceeds of such Swingline Loan); provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in

Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  (d) The Swingline Loans made by the Swingline Lender shall be evidenced by the Swingline Note, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment.

            SECTION 2.06 LETTERS OF CREDIT.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable

Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder, in each case other than to the extent of the fraud, gross negligence or willful misconduct of the Issuing Bank. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or that are caused by the Issuing Bank's grossly negligent or wilful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit. The parties hereto expressly agree that, in the absence of fraud, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone

(confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  (k) Existing Letters of Credit. The Company, the Administrative Agent and the Lenders agree that, from and after the Closing Date, subject to the satisfaction of the conditions precedent set forth in
Article IV hereof, the Existing Letters of Credit shall be Letters of Credit for all purposes of the Agreement.

            SECTION 2.07 FUNDING OF BORROWINGS.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

                        (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or

                        (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

Nothing contained in this Section 2.07 shall be deemed to reduce the Commitment of any Lender or in any way affect the rights of Borrower with respect to any defaulting Lender or Administrative Agent. The failure of any Lender to make available to the Administrative Agent such Lender's share of any Borrowing in accordance herewith shall not relieve any other Lender of its obligations to fund its Commitment, in accordance with the provisions hereof.

            SECTION 2.08 INTEREST ELECTIONS.

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

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form attached as Exhibit E and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                        (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each

Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.09 TERMINATION AND REDUCTION OF COMMITMENTS.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and
(ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            SECTION 2.10 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay

                        (i) to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan on the Maturity Date, and

                        (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on or before the fifth Business Day after such Swingline Loan is made.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record

                        (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto,

                        (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

                        (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a Revolving Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Revolving Notes in such form payable to the order of the payee named therein.

            SECTION 2.11 PREPAYMENT OF LOANS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder

                        (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment,

                        (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or

                        (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment.

Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in the minimum amount of $1,000,000, in the case of repayment of a Eurodollar Borrowing, and $500,000, in the case of repayment of an ABR Borrowing that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

            SECTION 2.12 FEES.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee, which shall accrue at the Unused Fee Rate on the average daily Unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Unused Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Unused Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay

                        (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and

                        (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as, without duplication, the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of the unused fee and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13 INTEREST.

                  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to

                        (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or

                        (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that

                        (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,

                        (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and

                        (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that such Lenders are unable to match funds in the London interbank market and that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist,

                        (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and

                        (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

            SECTION 2.15 INCREASED COSTS.

                  (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                        (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16 BREAK FUNDING PAYMENTS. In the event of

                  (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),

                  (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto,

                  (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or

                  (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19,

then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Without duplication, in the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include, an amount determined by such Lender to be the excess, if any, of:

                        (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over

                        (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            SECTION 2.17 TAXES.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then

                        (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

                        (ii) the Borrower shall make such deductions and

                        (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, provided, that, as to penalties, interest or expenses relating to Indemnified Taxes or Other Taxes, the Administrative Agent or such Lender has provided reasonably prompt notice to Borrower after any officer of the Administrative Agent or such Lender who is actively involved in the administration or enforcement of the Loans first becomes aware of such Indemnified Taxes or Other Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender determines, in its reasonable good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the extent imposed due to any act or failure to act on the part of the Borrower) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.18 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                  (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment

                        (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and

                        (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

                        (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,

                        (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and

                        (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.20 EXTENSION OF MATURITY DATE. The Borrower shall have the option to extend the Maturity Date for one year to June 30, 2009; provided that no Default or Event of Default exists at the time of such extension (that has not been waived). The Borrower may exercise the option granted pursuant to this
Section 2.20 by delivery to the Administrative Agent (i) written notice of its intention to extend the Maturity Date not more than 90 days, nor less than 30 days, prior to the Maturity Date as in effect prior to exercising this option and (ii) an extension fee of one-tenth of one percent (0.10%) of the Total Commitments, as in effect on the effective date of such extension, to the Administrative Agent for the ratable benefit of the Lenders.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

            SECTION 3.01 ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's and the Guarantors' corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions

                  (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect,

                  (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,

                  (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and

                  (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 3.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

                  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2004, reported on by PricewaterhouseCoopers LLP, independent registered public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Since December 31, 2004, there has been no material adverse change in the business, assets, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

            SECTION 3.05 PROPERTIES.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where the impairment of such ownership or license is not reasonably expected to have a Material Adverse Effect, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06 NO MATERIAL LITIGATION. Except for such litigation previously disclosed by the Borrower in its periodic filings made with the SEC or on Schedule 3.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to this Agreement, any of the other documents or agreements executed and delivered in connection therewith, or any of the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08 INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is

                  (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or

                  (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09 TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11 FEDERAL REGULATIONS. Neither the making of any Loans nor the use of the proceeds thereof will be used for any purpose which violates or is inconsistent with the provisions of Regulation U of the Board.

            SECTION 3.12 ENVIRONMENTAL MATTERS. Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have been previously disclosed by the Borrower in its periodic filings made with the SEC or have been otherwise disclosed by the Borrower to the Lenders:

                  (a) The Properties do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws;

                  (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties;

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties that (except for sites in pre-delineation phase) has not been or is not currently the subject of a remedial action work plan the applicable governmental authority, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

                  (e) Except for such actions previously disclosed by the Borrower in its periodic filings made with the SEC, no judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            SECTION 3.13 INSURANCE. The Borrower and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

            SECTION 3.14 CONDITION OF PROPERTIES. Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 3.06 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

                  (b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

                  (c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

                  (d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

            SECTION 3.15 REIT STATUS. The Borrower is a real estate investment trust under Sections 856 through 860 of the Code.

            SECTION 3.16 DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE IV.

                                   CONDITIONS

            SECTION 4.01 EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either: (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received from each Guarantor either: (i) a counterpart of the Guaranty signed on behalf of such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty) that such Guarantor has signed a counterpart of the Guaranty.

                  (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of DLA

Piper Rudnick Gray Cary US LLP, counsel for the Borrower, substantially in the form of Exhibit B. The Borrower hereby requests such counsel to deliver such opinion.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (f) The Administrative Agent shall have received all reimbursable fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (g) The Administrative Agent shall be satisfied that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions contemplated hereby have been obtained and remain in full force and effect.

                  (h) The Borrower shall have furnished to the Lenders to the extent the same are not available on the Borrower's website:

                        (i) its audited consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the two (2) most recent fiscal years ended prior to the Effective Date, and

                        (ii) its unaudited interim consolidated financial statement as of and for each fiscal quarter subsequent to the date of the latest financial statement delivered pursuant to clause (i) above, all certified by its chief financial officer.

Such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Administrative Agent and Lenders acknowledge and agree that the reports on Forms 10K and 10Q as filed with the SEC satisfy the requirements of clause (i) and
(ii) above.

                  (i) All commitments to extend credit under the Existing Line of Credit Agreement, shall have been terminated, and, after giving effect to the extension of credit requested to be made on the Effective Date, all principal, interest, fees and other amounts due and/or payable in accordance therewith shall have been paid in full.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m.,

New York City time, on June 30, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02 EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct, in all material respects, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. The report on Form 10K filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower's website;

                  (b) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The report on Form 10-Q filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower's website;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above (or, if such physical delivery is not required, within the time provided therein), a certificate of a Financial Officer of the Borrower

                        (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

                        (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and

                        (iii) stating whether any material change in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other required filings filed by the Borrower or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower's website contains copies of such materials;

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower's website contains such information.

            SECTION 5.02 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that in either case, if not cured or if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03 EXISTENCE; CONDUCT OF BUSINESS; REIT STATUS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower shall do all things necessary to preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code.

            SECTION 5.04 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where

                  (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,

                  (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and

                  (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) use commercially reasonable efforts to cause its tenants to keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect; and

                  (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 5.06 BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.07 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08 ENVIRONMENTAL LAWS.

                  (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete, or use commercially reasonable efforts to ensure that its tenants conduct and complete (provided that if such tenants fail to do so, the Borrower shall conduct and complete) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that:

                        (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or

                        (ii) the Borrower has determined in good faith that contesting the same or complying with such requirement is not in the best interests of the Borrower and its Subsidiaries and the failure to contest or comply with the same could not be reasonably expected to have a Material Adverse Effect.

                  (c) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the fraud, gross negligence or willful misconduct of any party indemnified hereunder. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

            SECTION 5.09 USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Loans will be used only to refinance existing indebtedness owing to JPMorgan Chase Bank, N.A. pursuant to the Existing Line of Credit and for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, provided that the proceeds from any Swingline Loan may not be used to repay an outstanding Swingline Loan. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and
X. Letters of Credit will be issued only to secure the performance of obligations of the Borrower, including, without limitation, obligations with respect to the Borrower's thirty party leases, self-insurance for workers' compensation, general liability and vehicle liability.

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders:

            SECTION 6.01 FINANCIAL COVENANTS. The Borrower shall not:

                  (a) Total Liabilities to Total Asset Value. Permit, at the last day of any fiscal quarter, the ratio of (i) Total Liabilities to (ii) Total Asset Value to be greater than 0.45:1.00.

                  (b) Total Indebtedness to EBITDA. Permit, at the last day of any fiscal quarter, the ratio of (i) Total Indebtedness to (ii) EBITDA to be greater than 3.00:1.00.

                  (c) Total Secured Indebtedness to Total Asset Value. Permit, at the last day of any fiscal quarter, the ratio of (i) Total Secured Indebtedness to (ii) Total Asset Value to be greater than 0.20:1.00.

                  (d) Fixed Charge Coverage Ratio. Permit, at the last day of any fiscal quarter, the Fixed Charge Coverage Ratio to be less than 2.00:1.00.

                  (e) Tangible Net Worth. Permit Tangible Net Worth to be less than $180,402,400 plus 80% of the net equity proceeds received, if any, by the Borrower from any equity offering, occurring after the Closing Date.

                  (f) Total Unsecured Indebtedness to Unencumbered Asset Value. Permit, as of the last day of any fiscal quarter, the ratio of (i) Total Unsecured Indebtedness to (ii) Unencumbered Asset Value to be greater than 0.55:1.00.

                  (g) Unsecured Debt Service Coverage Ratio. Permit, at the last day of any fiscal quarter, the Unsecured Debt Service Coverage Ratio to be less than 2.00:1.00.

                  (h) Unencumbered Asset Value. Permit, as of the last day of any fiscal quarter, the Unencumbered Asset Value to be less than $200,000,000.

                  (i) Unencumbered Asset Value for a Single Asset. Permit any single asset to comprise more that fifteen percent (15%) of the total Unencumbered Asset Value.

      For purposes of calculating compliance with this Section 6.01, all of the foregoing tests shall be measured on a consolidated basis for the Borrower and its Subsidiaries.

            SECTION 6.02 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
Schedule 6.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; and

                  (e) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default under Section 6.01.

            SECTION 6.03 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that

                        (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and

                        (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that

                        (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be,

                        (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and

                        (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

                  (d) Liens created by any tenant to secure its obligations to a third party.

            SECTION 6.04 LIMITATION ON CERTAIN FUNDAMENTAL CHANGES. The Borrower will not, and will not permit any Subsidiary to:

                  (a) enter into any merger, consolidation or amalgamation,

                  (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or

                  (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets,

(each such transaction referred to in the preceding clauses (a), (b) and (c), a "Capital Transaction"), unless

                        (i) such Capital Transaction as described in clauses (b) and (c) does not involve all or a substantial portion of the property, business or assets owned or leased by the Borrower and its Subsidiaries determined on a consolidated basis with respect to the Borrower and its Subsidiaries taken as a whole,

                        (ii) there is no Default or Event of Default, before and after giving effect to such Capital Transaction, and

                        (iii) without limiting the foregoing, the Borrower is in compliance with all covenants under Section 6.01 after giving effect to such Capital Transaction, and would have been in compliance therewith for the most recent fiscal quarter if such Capital Transaction had been given effect during such fiscal quarter.

Notwithstanding the foregoing, (a) any Subsidiary may merge with and into the Borrower or any other Subsidiary, and (b) any other Person may merge with and into the Borrower or a Subsidiary so long as (i) the Borrower shall notify the Administrative Agent not less than thirty (30) days prior to such event, (ii) no Default or Event of Default (including, without limitation, an Event of Default under Section 6.01 hereof) shall have occurred and is then outstanding or would occur as result of such merger, and (iii) the surviving entity shall, if not the Borrower or a Subsidiary prior to such merger, execute such documents and agreements as may be reasonably required by the Administrative Agent.

            SECTION 6.05 LIMITATION ON RESTRICTED PAYMENTS. Unless otherwise required (as estimated) in order to maintain the Borrower's status as a real estate investment trust, the Borrower shall not declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) or other distribution (whether in cash, securities or other property) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, cancellation, termination, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"); provided that notwithstanding the foregoing,

                        (i) during any fiscal year of the Borrower, the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of (a) 105% of FFO for such period and (b) the amount of estimated dividends required to be paid by the Borrower in order to maintain its status as a real estate investment trust under the Code, and

                        (ii) dividends and distributions may be paid by any Subsidiary to the Borrower or to any Guarantor.

Solely for the purpose of this Section 6.05, all references to shares in the definition of "Capital Stock" shall be to common shares only.

            SECTION 6.06 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Except as otherwise expressly permitted in this Agreement, the Borrower will not, and will not permit any Subsidiary to make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clauses (b) through (f) of the definition thereof of the Borrower and its Subsidiaries shall not exceed twenty percent (20%) of the Total Asset Value.

            SECTION 6.07 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless

                  (a) no Default or Event of Default would occur as a result thereof and

                  (b) either (x) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, or (y) such transaction is a lease from a Subsidiary holding title to Property to Getty Properties Corp. or
(z) such transaction is between Borrower and any Guarantor or Guarantors.

            SECTION 6.08 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

            SECTION 6.09 LIMITATION ON LINES OF BUSINESS; CREATION OF SUBSIDIARIES; NEGATIVE PLEDGES. The Borrower will not, and will not permit any Subsidiary to:

                  (a) Except for Permitted Investments, engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code, either directly or through taxable REIT subsidiaries.

                  (b) Create or acquire any wholly owned Subsidiary after the Effective Date unless, no later than the date of the first required delivery of financial statements pursuant to Section 6.01(a) or 6.01(b) occurring after such creation or acquisition, each such wholly owned Subsidiary which has an interest in any Qualified Real Estate Assets or owns any assets having an aggregate value in excess of $1,000,000, becomes a party to the Subsidiary Guarantee; provided, however, that an entity that would otherwise be required to become a party to the Subsidiary Guarantee in accordance with the foregoing shall not be required to do so until ninety (90) days shall have elapsed from the time that such entity first acquires any assets, and provided further that no such Subsidiary shall be required to become a party to the Subsidiary Guaranty if such Subsidiary would be prohibited from guaranteeing the debt of Borrower by the terms of any agreement to which such Subsidiary is a party.

            SECTION 6.10 SWAP AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except

                  (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and

                  (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            SECTION 6.11 SECURED RECOURSE INDEBTEDNESS. Neither the Borrower nor any Subsidiary shall incur any Secured Recourse Indebtedness which exceeds five percent (5%) of Total Asset Value.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of five Business Days;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, shall prove to have been incorrect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 or 5.09 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and any applicable notice and cure period with respect thereto shall have expired;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, following the expiration of any applicable cure period (after the receipt of any requisite notice) with respect thereto, and or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking

                        (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or

                        (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets,

and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall

                        (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

                        (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,

                        (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets,

                        (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or

                        (v) make a general assignment for the benefit of creditors;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

                  (m) the Subsidiary Guarantee at any time shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (n) the Borrower shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; or

                  (o) at any time the Borrower or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the judgment of the Required Lenders, could reasonably be expected to exceed $2,500,000, in any fiscal year of the Borrower, or $5,000,000, in the aggregate, during the term of this Agreement; provided that for purposes of determining compliance with this subsection (o) such amounts shall not include the expenses, fines, penalties and other charges that the Borrower estimates will be due in connection with those environmental remediation and/or environmental compliance procedures and actions in existence as of the Closing Date and described on Schedule 7.01 attached hereto and provided further that, any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (o) if:

                        (i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or

                        (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (but not to exceed 180 days, if the continuance of such remediation or compliance beyond such 180 day period, in the reasonable judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

                  (p) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                 ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own fraud, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability to any Lender for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to such Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and shall resign, upon the Borrower's request, in the event that the Administrative Agent, as Lender, shall assign so much of its Loans and Commitment that another Lender's Loans and Commitment exceeds that of the Administrative Agent. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower, (so long as no Default or Event of Default has occurred and is then continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a Lender, provided that if no Lender is willing or able to act as Administrative Agent, then the Administrative Agent shall appoint a Qualified Institution actively engaged in the syndications market as an administrative agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX.

                                  MISCELLANEOUS

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            SECTION 9.01 NOTICES. (a) Notices shall be sent as follows:

                        (i) if to the Borrower, to Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper Rudnick Gray Cary US LLP, 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601,
      Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Borrower;

                        (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Credit Assistant (Telecopy No. (312) 325-3122), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184) and (y) Farrell Fritz, P.C., One EAB Plaza, Uniondale, New York 11556, Attention of Robert C. Creighton, Esq. (Telecopy No. (516) 227-0777); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Administrative Agent;

                        (iii) if to the Issuing Bank, to it at 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184), or by email to Stephen.Zajac@chase.com;

                        (iv) if to the Swingline Lender, to it at 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184, or by e-mail to Stephen.Zajac@chase.com; and

                        (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02 WAIVERS; AMENDMENTS.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce

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

such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                        (i) increase the Commitment of any Lender without the written consent of such Lender,

                        (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                        (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (other than an extension of the Maturity Date pursuant to Section 2.20), without the written consent of each Lender affected thereby,

                        (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or

                        (v) release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty, except that the Administrative Agent may release from its Guaranty any Guarantor which (w) sells all or substantially all of its assets in accordance with Section
      6.04 hereof, (x) encumbers any of its assets as permitted under Section
      6.03 hereof, (y) does not own any of the Qualified Real Estate Assets or
      (z) is a Non-Material Guarantor;

                        (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

            SECTION 9.03 EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) The Borrower shall pay

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

                        (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated),

                        (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided, however, that the attorney's fees and disbursements for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for the Administrative Agent and (B) counsel for all of the Lenders as a group; and provided, further, that all other costs and expenses for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative costs and expenses of the Administrative Agent. For purposes of this Section 9.03(a)(ii), (1) counsel for the Administrative Agent shall mean a single outside law firm representing Administrative Agent and (2) counsel for all of the Lenders as a group shall mean a single outside law firm representing such Lenders as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

                  (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of

                        (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,

                        (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

                        (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or

                        (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of any Indemnitee. In addition, the indemnification set forth in this Section 9.03(b) in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that

                        (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and

                        (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

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

                              (A) the Borrower, provided that no consent of the
                  Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                              (B) the Administrative Agent, provided that no
                  consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

                              (C) the Issuing Bank.

                        (ii) Assignments shall be subject to the following additional conditions:

                              (A) except in the case of an assignment to a
                  Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and after giving effect to such transfer, the amount of the assigning Lender's Commitment or Loans would not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                              (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                              (C) the parties to each assignment shall execute
                  and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                              (D) the assignee, if it shall not be a Lender,
                  shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                        (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and

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

      obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
      9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                        (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive as to the name and Commitment of each Lender, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                        (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or
      9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more Qualified Institutions (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of

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

      Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                        (i) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. In any event, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
      Section 2.17(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the

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

remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a non-appealable final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

                  (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors actively involved in the administration or enforcement of the Loans or in any current or prospective relationship with the Company and its Subsidiaries or in connection with an internal purposes related to credit review, portfolio analysis or otherwise (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

                  (b) to the extent requested by any regulatory authority,

                  (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that in the event Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, Administrative Agent or such Lender shall, if legally permitted, endeavor to notify Borrower thereof as soon as possible after receipt of such request, summons or subpoena, provided, however, that in the event that the Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, the Administrative Agent or such Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena so that the Borrower may seek protective order or other appropriate remedy, provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over the Administrative Agent or such Lender,

                  (d) to any other party to this Agreement,

                  (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

                  (f) subject to an agreement or electronic acknowledgment (i.e., Intralinks) containing provisions substantially the same as those of this Section and provided that Borrower's written consent is obtained before disclosure to any prospective assignee, Participant or counterparty which is not a Qualified Institution, to:

                        (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

                        (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations,

                  (g) with the consent of the Borrower, or

                  (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

            SECTION 9.14 SYNDICATION AND DOCUMENTATION AGENTS. Bank of America, in its capacity as Syndication Agent, and Citizens Bank of Rhode Island, in its capacity as Documentation Agent, shall have no responsibilities or obligations hereunder, provided that the provisions of this Section 9.14 shall not affect or limit their responsibilities, rights or obligations as Lenders hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      GETTY REALTY CORP.

                                      By _________________________
                                         Name: Andrew M. Smith
                                         Title: President

                                      JPMORGAN CHASE BANK, N.A., individually
                                      and as Administrative Agent,

                                      By _________________________
                                         Name:
                                         Title:

                                      BANK OF AMERICA, individually and as
                                      Syndication Agent

                                      By  _________________________
                                          Name:
                                          Title:

                                      CITIZENS BANK OF RHODE ISLAND,
                                      individually and as Documentation Agent

                                      By _________________________
                                         Name:
                                         Title:

                                      ISRAEL DISCOUNT BANK OF NEW YORK

                                      By _________________________
                                         Name:
                                         Title:

                                      By _________________________
                                         Name:
                                         Title:

                                      NORTH FORK BANK

                                      By _________________________
                                         Name:
                                         Title:

                                      HSBC BANK USA, NATIONAL ASSOCIATION

                                      By _________________________
                                         Name:
                                         Title:

                                                                    SCHEDULE 101

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

Location                                                                                                         Zip
 Number           Address                                     Town           ST.         County                  Code
--------    ----------------------------              --------------------   ---      ------------               -----
 6811       774 FARMINGTON AVE                        BRISTOL                CT       Hartford                   06010
 6151       105 WEST STREET                           BRISTOL                CT       Hartford                   06010
 6155       368 WEST HIGH STREET                      COBALT                 CT       Middlesex                  06424
 6872       339 OLD HARTFORD ROAD                     COLCHESTER             CT       New London                 06415
  583       RTES. 44A&1-31                            COVENTRY               CT       Tolland                    06238
 6851       241 WHITE STREET                          DANBURY                CT       Fairfield                  06810
 6156       384 MAIN STREET                           DURHAM                 CT       Middlesex                  06422
 6853       126 SOUTH ROAD                            ENFIELD                CT       Hartford                   06082
 6158       56 ENFIELD STREET                         ENFIELD                CT       Hartford                   06082
 6766       3050 WHITNEY AVE                          HAMDEN                 CT       New Haven                  06514
 6870       1500 CORBIN AVENUE                        NEW BRITAIN            CT       Hartford                   06053
 6856       1707 STANLEY STREET                       NEW BRITAIN            CT       Hartford                   06053
  595       222 DANBURY RD                            NEW MILFORD            CT       Litchfield                 06776
  596       195 STATE STREET                          NORTH HAVEN            CT       New Haven                  06473
 6774       419 WASHINGTON AVE                        NORTH HAVEN            CT       New Haven                  06473
 6819       206 MAIN AVE.                             NORWALK                CT       Fairfield                  06851
  365       1324 EAST PUTNAM AVE                      OLD GREENWICH          CT       Fairfield                  06870
  688       301 EAST & WHITING STS                    PLAINVILLE             CT       Hartford                   06062
 6171       801 THOMPSONVILLE ROAD                    SUFFIELD               CT       Hartford                   06078
 6817       1294 E. MAIN ST.                          TORRINGTON             CT       Litchfield                 06790
 6172       506 TALCOTVILLE ROAD                      VERNON                 CT       Hartford                   06066
 6174       810 SOUTH COLONY ROAD                     WALLINGFORD            CT                                  06492
  611       ROUTE 32                                  WATERFORD              CT       New London                 06385
 6181       1309 BOSTON POST ROAD                     WESTBROOK              CT                                  06498
  613       1830 E. STATE STREET                      WESTPORT               CT       Fairfield                  06880
 6179       930 SILAS DEANE HIGHWAY                   WETHERSFIELD           CT                                  06109
 6183       1916 POQUONNOCK AVE.                      WINDSOR                CT                                  06095
 6184       245 ELLA GRASSO HIGHWAY                   WINDSOR LOCKS          CT       Hartford                   06096
  687       47 WOLCOTT RD.                            WOLCOTT                CT       New Haven                  06716
  615       1649 LITCHFIELD TURNPIKE                  WOODBRIDGE             CT       New Haven                  06525
 6850       210 SOUTH STREET                          W. HARTFORD            CT       Hartford                   06110

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

 8635       BASIN ROAD & FRENCHTOWN TPKE.             NEW CASTLE             DE       New Castle                 19720
  617       18 SPRINGFIELD STREET                     AGAWAM                 MA       Hampden                    01001
  619       824 SUFFIELD ST. & SILVER                 AGAWAM                 MA       Hampden                    01001
30716       308 THACHER STREET                        ATTLEBORO              MA       Bristol                    02703
30711       321 SOUTHBRIDGE STREET                    AUBURN                 MA       Worcester                  01501
30515       331 BENNINGTON ST                         BOSTON                 MA       Suffolk                    02128
30644       1158 WASHINGTON STREET                    CANTON                 MA       Norfolk                    02021
30648       321 ADAMS STREET                          DORCHESTER             MA       Suffolk                    02121
30361       191 TALBOT AVE                            DORCHESTER             MA       Suffolk                    02124
30601       701 COCHITUATE ROAD                       FRAMINGHAM             MA       Middlesex                  01701
30518       299 MAIN ST.                              GROVELAND              MA       Essex                      01830
30713       274 HIGH STREET                           LOWELL                 MA       Middlesex                  01852
30701       299 MAPLE STREET                          MARLBOROUGH            MA       Middlesex                  01752
30647       151 MAIN STREET                           MEDFORD                MA       Middlesex                  02115
30702       CAPE ROAD (RT. 140) & WATER ST            MILFORD                MA       Worcester                  01757
30161       61 MAIN STREET                            MILFORD                MA       Worcester                  01757
  631       3133 PARK AVE & THORNDYKE                 PALMER                 MA       Hampden                    01069
30714       219 LAFAYETTE ROAD                        SALISBURY              MA       Essex                      01960
30537       1258 WILBUR AVE                           SOMERSET               MA       Bristol                    02725
30674       176 WORCESTER RD.                         SOUTHBRIDGE            MA       Worcester                  01550
30649       452 CANTON STREET                         STOUGHTON              MA       Norfolk                    02072
30646       825 WASHINGTON STREET                     STOUGHTON              MA       Norfolk                    02072
30439       286 BROADWAY                              TAUNTON                MA       Bristol                    02780
30557       63 BROADWAY                               TAUNTON                MA       Bristol                    02780
30712       156 CRESCENT STREET                       WALTHAM                MA       Middlesex                  02154
30562       1 OAK HILL ROAD                           WESTFORD               MA       Middlesex                  01886
30710       350 GREENWOOD STREET                      WORCESTER              MA       Worcester                  01607
30675       959 SOUTHBRIDGE STREET                    WORCESTER              MA       Worcester                  01610
29812       409 WEST BEL AIR AVE.                     ABERDEEN               MD       Hartford                   21001
28230       53 BROAD STREET                           AUBURN                 ME       Androscoggin               04210
28227       393 WESTERN AVENUE                        AUGUSTA                ME       Kennebec                   04330
28231       210 CIVIC CENTER DRIVE                    AUGUSTA                ME       Kennebec                   04332
28200       990 LISBON STREET                         LEWISTON               ME       Androscoggin               04240
55274       32 BRIDGE STREET                          PELHAM                 NH       Hillsborough               03076
55269       9 VILLAGE STREET                          PENACOOK               NH       Merrimack                  03303
55252       LAFAYETTE & NEW ZEALAND                   SEABROOK               NH       Rockingham                 03874

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

56079       1061 BROADWAY (53RD ST.)                  BAYONNE                NJ       Hudson                     07002
56093       713 PLAINFIELD AVENUE                     BERKELEY HGTS          NJ       Union                      07922
56049       SPRINGFIELD & PLAINFIELD                  BERKELEY HGTS          NJ       Union                      07922
  652       R.D.#1 ROUTE 130                          BEVERLY                NJ       Burlington                 08010
56149       91 BRICK BLVD.                            BRICK TWP              NJ       Ocean                      08723
56868       526 ALLWOOD ROAD (BLOOMFIELD)             CLIFTON                NJ       Passaic                    07012
56011       ACKERMAN AND RANDOLPH                     CLIFTON                NJ       Passaic                    07011
56848       85 DODD STREET                            EAST ORANGE            NJ       Essex                      07017
56275       1942 LINCOLN HWY                          EDISON                 NJ       Middlesex                  08817
56852       134 NJ RT. #4 (EAST BOUND                 ENGLEWOOD              NJ       Bergen                     07631
56138       104 SOUTH AVE. (3RD AVE.)                 FANWOOD                NJ       Union                      07023
56276       1490 BERGEN BOULEVARD (RT. 46)            FORT LEE               NJ       Bergen                     07024
56145       4413 U. S. HIGHWAY 9                      FREEHOLD               NJ       Monmouth                   07728
56924       MIDLAND & OUTWATER                        GARFIELD               NJ       Bergen                     07026
56195       345 ROUTE 22 E.                           GREENBROOK             NJ       Somerset                   08812
  659       RTE 440 & DANFORTH AVE                    JERSEY CITY            NJ       Hudson                     07303
56108       BENNETT & KEARNY AVENUES                  KEARNY                 NJ       Hudson                     07032
  661       100 WHITE HORSE PIKE                      LAWNSIDE               NJ       Camden                     08045
56161       449 ROUTE 46 EAST                         LITTLE FERRY           NJ       Bergen                     07643
56102       1 UNION STREET                            LODI                   NJ       Bergen                     07644
56867       MAIN ST & STATION RD                      MADISON                NJ       Morris                     07940
  319       120 MOFFATT ROAD                          MAHWAH                 NJ       Bergen                     07430
56271       RT 516 & HIGGINS ROAD                     MATAWAN (OLD BRIDGE)   NJ       Middlesex                  07747
56169       128 CHESTNUT RIDGE RD & LAKE              MONTVALE               NJ       Bergen                     07645
56251       1371 ROUTE 202 NORTH                      NESHANIC STATION       NJ       Somerset                   08853
56909       RIVER RD. & MADISON AVE.                  NEW MILFORD            NJ       Bergen                     07646
  254       1700 GEORGES RD. RT 130                   NORTH BRUNSWICK        NJ       Middlesex                  08902
56039       278 BLOOMFIELD AVENUE                     NUTLEY                 NJ       Essex                      07110
56047       661 BLOOMFIELD AVE                        NUTLEY                 NJ       Essex                      07110
56882       58 GREENBROOK RD.(GROVE S                 N. PLAINFIELD          NJ       Somerset                   07060
56057       RT. 35 & SUNSET AVE.                      OCEAN TOWNSHIP         NJ       Monmouth                   07712
  667       639 RTE 17 SOUTH                          PARAMUS                NJ       Bergen                     07652
56112       745 CONVERY BLVD                          PERTH AMBOY            NJ       Middlesex                  08861
  673       6718 BLACK HORSE PIKE                     PLEASANTVILLE          NJ       Atlantic                   08232
56255       2501 BRIDGE AVE.                          PT. PLEASANT           NJ       Ocean                      08742
56809       762 ST GEORGES AVE                        RAHWAY                 NJ       Union                      07065

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

  654       669 SOMERSET STREET                       SOMERSET               NJ       Somerset                   08873
56821       252 IRVINGTON AVE.                        SOUTH ORANGE           NJ       Essex                      07079
56254       2222 PARK AVE                             S. PLAINFIELD          NJ       Middlesex                  07080
56055       738 CEDAR LANE                            TEANECK                NJ       Bergen                     07666
  671       410 RT 22 WEST                            UNION                  NJ       Union                      07083
56096       SPRINGSIDE & WOODLANE RDS.                WESTAMPTON TWP         NJ       Burlington                 08060
56280       320 OLD HOOK RD AND CARVER AVE            WESTWOOD               NJ       Bergen                     07675
58092       657 SAWMILL RIVER RD                      ARDSLEY                NY       Westchester                10502
58044       SUNRISE HIGHWAY & HARRISON                BALDWIN                NY       Nassau                     11510
58790       330 RT 304 N                              BARDONIA               NY       Rockland                   10954
   54       172 HOWELLS RD                            BAYSHORE               NY       Suffolk                    11706
  115       3400-08 BAYCHESTER AVE                    BRONX                  NY       Bronx                      10475
58616       1895 BRUCKNER BOULEVARD                   BRONX                  NY       Bronx                      10472
  114       2453 WESTCHESTER AVE                      BRONX                  NY       Bronx                      10461
  152       3337 BOSTON RD                            BRONX                  NY       Bronx                      10469
  323       3083 WEBSTER AVE                          BRONX                  NY       Bronx                      10467
  549       1220 EAST 233RD STREET                    BRONX                  NY       Bronx                      10466
58015       8202 7TH AVENUE                           BROOKLYN               NY       Kings                      11228
  126       4302 FT HAMILTON PWY                      BROOKLYN               NY       Kings                      11219
  128       2504 HARWAY AVE                           BROOKLYN               NY       Kings                      11214
58761       LOWER MAIN STREET; PO BOX 351             CATSKILL               NY       Greene                     12414
  363       350 ROCKAWAY TPKE                         CEDARHURST             NY       Nassau                     11516
58064       1880 FRONT STREET                         EAST MEADOW            NY       Nassau                     11554
58818       311 LARKFIELD ROAD                        EAST NORTHPORT         NY       Suffolk                    11731
  116       128 EAST MAIN ST                          ELMSFORD               NY       Westchester                10523
58557       76-19 21ST AVE.                           E. ELMHURST            NY       Queens                     11370
58769       RT 32                                     FREEHOLD               NY       Greene                     12431
58024       80 HORACE HARDING BLVD.                   GREAT NECK             NY       Nassau                     11020
58054       490 PULASKI ROAD                          GREENLAWN              NY       Suffolk                    11740
   79       25 HARTSDALE AVE                          HARTSDALE              NY       Westchester                10530
  572       476 COMMERCE & RTE 141                    HAWTHORNE              NY       Westchester                10532
58603       1784 BROADWAY                             HEWLETT                NY       Nassau                     11557
  548       395 NO.NEWBRIDGE ROAD                     HICKSVILLE             NY       Nassau                     11801
  177       3443 RT. 9W                               HIGHLAND               NY       Ulster                     12528
58786       RT 22                                     HOOSICK FALLS          NY       Rensselaer                 12090
58766       124 FAIRVIEW AVE                          HUDSON                 NY       Columbia                   12534

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

58181       734 PARK AVENUE                           HUNTINGTON             NY       Suffolk                    11743
58081       65 EAST PULASKI RD                        HUNTINGTON STATION     NY       Suffolk                    11746
58757       125 JERICHO TPKE ***(SUITE 103)***        JERICHO                NY       Nassau                     11753
58876       125 JERICHO TPKE ***(SUITE 202)***        JERICHO                NY       Nassau                     11753
58776       1146 ULSTER AVENUE                        KINGSTON               NY       Ulster                     12401
  366       440 HAWKINS AVE                           LAKE RONKONKOMA        NY       Suffolk                    11779
58069       510 SCRANTON AVE                          LYNBROOK               NY       Nassau                     11563
  117       946 BOSTON POST RD.                       MAMARONECK             NY       Westchester                10543
58602       540 PLANDOME RD.                          MANHASSET              NY       Nassau                     11030
58744       ROUTE 146                                 MECHANICVILLE          NY       Saratoga                   12118
58750       60 N CENTRAL AVE                          MECHANICVILLE          NY       Saratoga                   12118
58548       RT 6 & LEXINGTON AV                       MOHEGAN LAKE           NY       Westchester                10547
58774       165 RT 59                                 MONSEY                 NY       Rockland                   10952
58263       280 E. MAIN ST                            MT. KISCO              NY       Westchester                10549
   77       758 PELHAM RD                             NEW ROCHELLE           NY       Westchester                10805
58121       67 QUAKER RIDGE RD.                       NEW ROCHELLE           NY       Westchester                10804
58409       119 WEST 145TH ST                         NEW YORK               NY       New York                   10039
58592       242 DYCKMAN STREET                        NEW YORK               NY       New York                   10034
58205       63 8TH AVE.                               NEW YORK               NY       New York                   10014
  571       660 N.BROADWAY, RTE. 22                   NORTH WHITE PLAINS     NY       Westchester                10600
  357       450 WYANDANCH AVE                         N. BABYLON             NY       Suffolk                    11703
  579       185 NORTH HIGHLAND AVE                    OSSINING               NY       Westchester                10562
58526       118-01 ROCKAWAY BLVD                      OZONE PARK             NY       Queens                     11420
   16       98-21 ROCKAWAY BLVD                       OZONE PARK             NY       Queens                     11417
  547       89-15 ROCKAWAY BLVD                       OZONE PARK             NY       Queens                     11417
  574       3230 ROUTE 22                             PATTERSON              NY       Putnam                     12563
  358       185 EAST LINCOLN AVE                      PELHAM                 NY       Westchester                10803
58802       111 MAIN STREET                           PINE BUSH              NY       Orange                     12566
  573       1 PLEASANTVILLE ROAD                      PLEASANTVILLE          NY       Westchester                10570
  103       200 WESTCHESTER AVE                       PORT CHESTER           NY       Westchester                10573
58760       N. BROADWAY                               PORT EWEN              NY       Ulster                     12466
58798       252 INNIS AVENUE                          POUGHKEEPSIE           NY       Dutchess                   12603
58812       RT 9W & RT 143                            RAVENA                 NY       Albany                     12143
58806       RT 9 & ST. JOHN STREET                    RED HOOK               NY       Dutchess                   12571
58780       1208 WASHINGTON AVE                       RENSSELAER             NY       Rensselaer                 12144
58759       ROUTE 9                                   RHINEBECK              NY       Dutchess                   12572

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

58072       ROUTES 9 AND 9G                           RHINEBECK              NY       Dutchess                   12572
58146       11 FLANDERS RD.                           RIVERHEAD              NY       Suffolk                    11901
  578       1 BOSTON POST RD                          RYE                    NY       Westchester                10580
58297       RD#1 BOX 179                              SALT POINT             NY       Dutchess                   12578
58826       7101 ROUTE 212                            SAUGERTIES             NY       Ulster                     12477
  545       SIMMONS PLAZA  RT 9W                      SAUGERTIES             NY       Ulster                     12477
58768       RT 32 AND 212                             SAUGERTIES             NY       Ulster                     12477
  443       219 NORTH MAIN STREET                     SAYVILLE               NY       Suffolk                    11782
58703       1372 UNION ST & BRANDYWINE AVE            SCHENECTADY            NY       Schenectady                12363
  704       4030 MERRICK ROAD                         SEAFORD                NY       Nassau                     11783
  681       1258 MIDDLE COUNTRY RD                    SELDEN                 NY       Suffolk                    11784
58574       241 TERRY ROAD                            SMITHTOWN              NY       Suffolk                    11787
  350       69 PASCACK ROAD                           SPRING VALLEY          NY       Rockland                   10977
  235       1820 RICHMOND ROAD                        STATEN ISLAND          NY       Richmond                   10306
  396       1842 VICTORY BLVD                         STATEN ISLAND          NY       Richmond                   10314
58553       5931 AMBOY ROAD (BETHUNE)                 STATEN ISLAND          NY       Richmond                   10309
  561       387 RICHMOND AVE                          STATEN ISLAND          NY       Richmond                   10302
58572       255 LAKE AVE.                             ST. JAMES              NY       Suffolk                    11780
58796       700 ROUTE 211                             S. SALEM               NY       Orange                     10590
58042       308 COLUMBUS AVE                          TUCKAHOE               NY       Westchester                10707
58568       360 CENTRAL AVE. (CLAREND                 VALLEY STREAM          NY       Nassau                     11580
58573       3287 MERRICK RD                           WANTAGH                NY       Nassau                     11793
  544       190 AQUEDUCT ROAD                         WHITE PLAINS           NY       Westchester                10606
   75       481 MAMARONECK AVE                        WHITE PLAINS           NY       Westchester                10600
   74       43 LAKE STREET                            WHITE PLAINS           NY       Westchester                10600
58025       1169 KNOLLWOOD ROAD                       WHITE PLAINS           NY       Westchester                10603
  570       69 BANK STREET                            WHITE PLAINS           NY       Westchester                10606
  546       56-02 BROADWAY                            WOODSIDE               NY       Queens                     11377
58817       449 MAIN STREET                           YAPHANK                NY       Suffolk                    11980
   78       1800 CENTRAL AVE                          YONKERS                NY       Westchester                10700
58101       774 TUCKAHOE RD.                          YONKERS                NY       Westchester                10710
  576       313 TUCKAHOE ROAD                         YONKERS                NY       Westchester                10700
  577       719 BRONX RIVER RD                        YONKERS                NY       Westchester                10700
  121       1115 YONKERS AVE                          YONKERS                NY       Westchester                10704
69415       505 BROADWAY                              BETHLEHEM              PA       Northampton                18015
67649       HANOVER & S. MAIN STREET                  BIGLERVILLE            PA       Adams                      17307

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

69685       1070 TRINDLE ROAD                         CARLISLE               PA       Cumberland                 17013
67432       ROUTE #309 & FAIRMOUNT ST                 COOPERSBURG            PA       Lehigh                     18036
69409       13TH & NORTHAMPTON STREETS                EASTON                 PA       Northampton                18042
  751       630 LINCOLN HWY RT 1                      FAIRLESS HILLS         PA       Bucks                      19030
67647       918 YORK STREET                           HANOVER                PA       York                       17331
69507       1201 LITITZ PIKE                          LANCASTER              PA       Lancaster                  17601
67416       3796 OXFORD VALLEY RD                     LEVITTOWN              PA       Bucks                      19057
67602       RT 3 & BISHOP HOLLOW RD                   NEWTOWN SQUARE         PA       Delaware                   19073
67601       2711 LIMEKILN PIKE                        NORTH HILLS            PA       Montgomery                 19038
67610       5302-04 RISING SUN AVENUE                 PHILADELPHIA           PA       Philadelphia               19120
67607       7002 WOODLAND AVENUE                      PHILADELPHIA           PA       Philadelphia               19142
67615       900 E. HUNTING PARK AVENUE                PHILADELPHIA           PA       Philadelphia               19124
69444       1000 CHESTNUT STREET                      READING                PA       Berks                      19602
69684       20 HADE ROAD                              ST.THOMAS              PA       Franklin                   17252
69449       1105 HANOVER AVENUE                       YORK                   PA       York                       17404
69441       451 E. PHILADELPHIA STREET                YORK                   PA       York                       17403
67603       2324 NORTH  GEORGE ST                     YORK                   PA       York                       17402
68008       585 TIOGUE AVE.                           COVENTRY               RI       Kent                       02816
68642       3381 E. MAIN RD.                          PORTSMOUTH             RI       Newport                    02871
68644       1837 MAIN ROAD (RT.#77)                   TIVERTON               RI       Newport                    02878
68005       1188 CUMBERLAND HILL ROAD                 WOONSOCKET             RI       Providence                 02895
71004       1704 SO. MAIN STREET                      BLACKSBURG             VA       Montgomery                 24060
71177       RT 1, BOX 202                             DALEVILLE              VA       Botetourt                  24083
71262       1306 NORTH KING ST.                       HAMPTON                VA       Elizabeth City             23669
71030       1506 MEMORIAL BLVD.                       MARTINSVILLE           VA       Henry                      24112
71054       1724 WESTOVER DRIVE                       RICH CREEK             VA       Giles                      24147
71173       7000 THREE CHOPT RD                       RICHMOND               VA       Henrico                    23226
71011       ROUTE 3 BOX 702                           RIDGEWAY               VA       Henry                      24148
71120       3542 ORANGE AVENUE, NE                    ROANOKE                VA       Roanoke                    24012
71109       1115 MAIN STREET                          ROANOKE                VA       Roanoke                    24015
71032       2214 ELECTRIC RD., SW                     ROANOKE                VA       Roanoke                    24018
71031       1219 JAMISON AVENUE,SE                    ROANOKE                VA       Roanoke                    24013
71704       5420 PETERS CREEK RD.                     ROANOKE                VA       Roanoke                    24019
71110       THOMPSON MEMERIAL BLVD.& CLAY             SALEM                  VA                                  24153
71112       ROUTE 57,RURAL RT.3                       STANLEYTOWN            VA       Henry                      24168
71264       209 E. HOLLY AVENUE                       STERLING PARK          VA       Loudoun                    22170

GETTY REALTY CORP. (R/E DEPT.)     3RD PARTY LEASEHOLD PROPERTIES

71212       3901 GRAHAM PARK ROAD                     TRIANGLE               VA       Prince William             22026
71216       1901 S. INDEPENDENCE BLVD.                VIRGINIA BEACH         VA       Princess Anne              23456
71251       1099 INDEPENDENCE BLVD.                   VIRGINIA BEACH         VA       Princess Anne              23455

  250       GETTY REALTY CORP. LEASED LOCATIONS

                                  SCHEDULE 2.01

                                  GETTY REALTY

                               GETTY REALTY CORP.

To:  Getty Realty Corp. Lenders Group

From: J.P. Morgan Securities Inc. ("JPMorgan")

Date: May 12, 2005

Re: Allocation of the $100,000,000 Revolving Credit Facility

On behalf of Getty Realty Corp. and JPMorgan thank you for your commitment to the new Revolving Credit Facility. Final allocations, in millions, are as follows:

   INVESTOR                                            TITLE                               ALLOCATION
   --------                                            -----                               ----------
JPMorgan                                          Administrative Agent                      $ 22.0
Bank of America                                     Syndication Agent                         18.0
Citizens Bank                                      Documentation Agent                        18.0
IDB Bank                                               Participant                            15.0
North Fork Bank                                        Participant                            15.0
HSBC Bank                                              Participant                            12.0
  Total                                                                                     $100.0

Sincerely,

[JP MORGAN LOGO]

                                  Schedule 2.06

                                Getty Realty Corp
                           Letters of Credit Coverage
                                   03/31/2005

                                                     INCEPTION
 BENEFICIARY                                            DATE                         LC #                   03/31/2005
 -----------                                         -----------                   --------                 ----------
NATIONAL UNION                                        09/28/92                     C-296972                  $ 101,000

TRAVELERS                                             09/01/92                     C-295204                     56,000
                                                                                                              --------

Totals                                                                                                        $157,000
                                                                                                              ========

                                  Schedule 3.06

                                Disclosed Matters

                                      NONE

                                  SCHEDULE 6.02

                               GETTY REALTY CORP.
                                MORTGAGES PAYABLE
                         MAY 31, 2005 VS. APRIL 30,2005
                                 (IN THOUSANDS)

                                           Interest       Inception         Due      Balance                    Ending     Current
Payable to                      Location     Rate           Date            Date     12/31/04      Reductions   Balance    Portion
----------                      ---------  --------      -----------      --------   --------      ----------   -------    -------
Barbara Milliard                  (1)        4,00% (2)     06/1989         07/2014     $198           $  7       $191        $18
Crosswinds Associates             (3)        6,00%         05/2004         05/2009       54              5         49         11
Pearson/Finns                     (4)        7.00%         12/1994         01/2005      257            257          0          0
                                             ----                                      ----           ----       ----        ---

TOTAL MORTGAGES PAYABLE                      4.41%                                     $509           $269       $240        $29
                                             ====                                      ====           ====       ====        ===

Notes:

(1)   Location 55211 - Danforth Circle, Derry, New Hampshire

(2) Interest shall be adjusted every five years, from the original date of the note, according to First National Bank of Boston's prime rate. Rate shall therefore be reset to 4.00%, effective 6/16/04.

(3)   Location 71215 - 1148 Volvo Parkway, Chesapeake, Virginia

(4)   Loan balance paid and mortgage satisfaction received in January 2005.

                                  SCHEDULE 6.03

                               GETTY REALTY CORP.
                                MORTGAGES PAYABLE
                         MAY 31, 2005 VS. APRIL 30, 2005
                                 (IN THOUSANDS)

                                           Interest       Inception         Due       Balance                   Ending     Current
Payable to                      Location    Rate            Date            Date     12/31/04      Reductions   Balance    Portion
----------                      ---------  --------      -----------      --------   --------      ----------   -------    -------
Barbara Hilliard                  (1)      4.00% (2)       06/1989         07/2014     $198          $   7        $191       $ 18
Crosswinds Associates             (3)      6.00%           05/2004         05/2009       54              5          49         11
Pearson/Finne                     (4)      7.00%           12/1994         01/2005      257            257           0          0
                                           ----                                        ----          -----        ----       ----

TOTAL MORTGAGES                            4.41%                                       $509          $ 269        $240       $ 29
PAYABLE                                    ====                                        ====          =====        ====       ====

Notes:

(1)   Location 55211 - Danforth Circle, Derry, New Hampshire

(2) Interest shall be adjusted every five years, from the original date of the note, according to First National Bank of Boston's prime rate. Rate shall therefore be reset to 4.00%, effective 6/16/04.

(3)   Location 71215 - 1148 Volvo Parkway, Chesapeake, Virginia

(4)   Loan balance paid and mortgage satisfaction received in January 2005.

                                                                    SCHEDULE 701

Facility ID            Facility City           Facility State             Current Lifecycle Phase
-----------            -------------           --------------             -----------------------
 6                       Brooklyn                   NY                             O & M
 7                        Jamaica                   NY                             O & M
 8                       Rego Park                  NY                            RAP Prep
 16                     Ozone Park                  NY                         GW Monitoring
 17                      Brooklyn                   NY                           Assessment
 24                        Bronx                    NY                           Assessment
 38                      Oceanside                  NY                             O & M
 54                    Brightwaters                 NY                         GW Monitoring
 61                    Middle Island                NY                         GW Monitoring
 68                      Blauvelt                   NY                 Closure Compliance Activities
 77                    New Rochelle                 NY                         GW Monitoring
 91                      Elmsford                   NY                             O & M
 93                    Pelham Manor                 NY                 Closure Compliance Activities
100                       Mahwah                    NJ                 Closure Compliance Activities
102                      Peekskill                  NY                             O & M
103                    Port Chester                 NY                             O & M
110                       Medford                   NY                         GW Monitoring
111                        Bronx                    NY                         GW Monitoring
115                        Bronx                    NY                             O & M
126                      Brooklyn                   NY                           Assessment
169                  Wappingers Falls               NY                             O & M
195                    Staten Island                NY                         GW Monitoring
200                    Staten Island                NY                         GW Monitoring
210                        Bronx                    NY                             O & M
214                       Jamaica                   NY                             O & M
218                   Middle Village                NY                 Closure Compliance Activities
219                  Long Island City               NY                         GW Monitoring
223                      Brooklyn                   NY                             O & M
228                      Brooklyn                   NY                         GW Monitoring
232                      Bellaire                   NY                             O & M
234                    Staten Island                NY                             O & M
235                    Staten Island                NY                         GW Monitoring
240                 Springfield Gardens             NY                             O & M
254                   NORTH BRUNSWICK               NJ                 Closure Compliance Activities
257                        Bronx                    NY                             O & M
258                        Bronx                    NY                             O & M
259                        Bronx                    NY                         GW Monitoring
264                        Bronx                    NY                 Closure Compliance Activities
268                        Bronx                    NY                         GW Monitoring
269                        Bronx                    NY                           Assessment
270                        Bronx                    NY                         GW Monitoring
272                        Bronx                    NY                         GW Monitoring
275                        Bronx                    NY                            RAP Prep
277                        Bronx                    NY                             O & M
278                       Yonkers                   NY                             O & M
288                 Atlantic Highlands              NJ                             O & M
296                       Merrick                   NY                       Closure Activities
304                     Old Bridge                  NJ                             O & M
312                      Flushing                   NY                         GW Monitoring
323                        Bronx                    NY                         GW Monitoring
324                    Staten Island                NY                         GW Monitoring
329                        Bronx                    NY                             O & M
331                        Bronx                    NY                         GW Monitoring
332                        Bronx                    NY                             O & M
335                      Brooklyn                   NY                           Assessment
336                      Brooklyn                   NY                         GW Monitoring
339                      New York                   NY                         GW Monitoring
340                      New York                   NY                            RAP Prep
341                      New York                   NY                         GW Monitoring
343                     Ozone Park                  NY                         GW Monitoring
344                  Long Island City               NY                         GW Monitoring
350                    Spring Valley                NY                 Closure Compliance Activities
353                      Flushing                   NY                         GW Monitoring

355                    W. Brentwood                 NY                         GW Monitoring
357                     N. Babylon                  NY                             O & M
359                     Amityville                  NY                       Closure Activities
360                      Smithtown                  NY                         GW Monitoring
361                       Astoria                   NY                         GW Monitoring
362                    Staten Island                NY                             O & M
365                    Old Greenwich                CT                       Closure Activities
366                   Lake Ronkonkoma               NY                         GW Monitoring
369                    White Plains                 NY                             O & M
370                       Keyport                   NJ                             O & M
379                   West Haverstraw               NY                         GW Monitoring
396                    Staten Island                NY                             O & M
426                      Deer Park                  NY                         GW Monitoring
491                       Wantagh                   NY                           Assessment
523                     Toms River                  NJ                             O & M
535                     N. Babylon                  NY                             O & M
539                     W. Paterson                 NJ                             O & M
549                        Bronx                    NY                             O & M
561                    Staten Island                NY                         GW Monitoring
564                      Brooklyn                   NY                         GW Monitoring
571                   N. White Plains               NY                 Closure Compliance Activities
577                       Yonkers                   NY                         GW Monitoring
580                      Branford                   CT                         GW Monitoring
581                     Bridgeport                  CT                       Closure Activities
583                      Coventry                   CT                         GW Monitoring
587                      Franklin                   CT                         GW Monitoring
589                     Manchester                  CT                         GW Monitoring
590                       Meriden                   CT                       Closure Activities
595                     New Milford                 CT                         GW Monitoring
596                     North Haven                 CT                       Closure Activities
598                       Norwich                   CT                         GW Monitoring
600                      Wauregan                   CT                         GW Monitoring
604                     Terryville                  CT                         GW Monitoring
606                       Tolland                   CT                       Closure Activities
607                     Union City                  CT                         GW Monitoring
611                      Waterford                  CT                         GW Monitoring
615                     Woodbridge                  CT                         GW Monitoring
624                       Granby                    MA                             O & M
628                       Monson                    MA                         GW Monitoring
633                     PITTSFIELD                  MA                         GW Monitoring
647                      OSSINING                   NY                             O & M
649                      Brooklyn                   NY                       Closure Activities
653                      Elizabeth                  NJ                         GW Monitoring
655                     Englishtown                 NJ                         GW Monitoring
656                      Hamilton                   NJ                         GW Monitoring
660                      Lakewood                   NJ                         GW Monitoring
661                      Lawnside                   NJ                             O & M
664                       Newark                    NJ                       RAP Implementation
667                       Paramus                   NJ                             O & M
673                    Pleasantville                NJ                         GW Monitoring
676                      Glen Head                  NY                             O & M
677                    New Rochelle                 NY                             O & M
679                     Torrington                  CT                         GW Monitoring
684                      Westfield                  NJ                       Closure Activities
685                     Dobbs Ferry                 NY                         GW Monitoring
687                       Wolcott                   CT                         GW Monitoring
688                     Plainville                  CT                             O & M
709                      Brooklyn                   NY                         GW Monitoring
6722                    Bloomfield                  CT                         GW Monitoring
6725                     Simsbury                   CT                             O & M
6742                    Ridgefield                  CT                             O & M
6743                    Bridgeport                  CT                       Closure Activities
6744                      Norwalk                   CT                         GW Monitoring
6765                     Stamford                   CT                         GW Monitoring
6766                      Hamden                    CT                         GW Monitoring

 6772                     Cos Cob                   CT                         GW Monitoring
 6778                    Stratford                  CT                         GW Monitoring
 6782                    Fairfield                  CT                         GW Monitoring
 6811                     Bristol                   CT                         GW Monitoring
 6813                   Brookfield                  CT                             O & M
 6817                   Torrington                  CT                         GW Monitoring
 6826                    Hartford                   CT                       Closure Activities
 6831                    New Haven                  CT                         GW Monitoring
 6837                     Wilton                    CT                         GW Monitoring
 6850                   W. Hartford                 CT                         GW Monitoring
 6853                     Enfield                   CT                         GW Monitoring
 6862                    Stratford                  CT                       Closure Activities
 8635                   New Castle                  DE                           Assessment
 8637                   St. Georges                 DE                       Closure Activities
 8641                   Wilmington                  DE                         GW Monitoring
 8667                     Newark                    DE                             O & M
 8669                   Wilimington                 DE                             O & M
28206                     Lisbon                    ME                             O & M
29813                    Thurmont                   MD                           Assessment
30315                   S. Weymouth                 MA                         GW Monitoring
30344                    Randolph                   MA                         GW Monitoring
30352                    Watertown                  MA                             O & M
30363                    Weymouth                   MA                         GW Monitoring
30374                     Dedham                    MA                         GW Monitoring
30375                     Hingham                   MA                           Assessment
30393                     Woburn                    MA                         GW Monitoring
30409                    Hyde Park                  MA                             O & M
30436                    Worcester                  MA                             O & M
30438                   New Bedford                 MA                       Closure Activities
30548                  Williamstown                 MA                         GW Monitoring
30601                   Framingham                  MA                             O & M
30602                     Auburn                    MA                         GW Monitoring
30603                     Methuen                   MA                         GW Monitoring
30607                    Salisbury                  MA                         GW Monitoring
30612                     Chatham                   MA                             O & M
30624                     Peabody                   MA                       Closure Activities
30629                    Tewksbury                  MA                             O & M
30631                    Falmouth                   MA                         GW Monitoring
30633                    Westford                   MA                         GW Monitoring
30646                    Stoughton                  MA                         GW Monitoring
30653                      Barre                    MA                             O & M
30696                    Fitchburg                  MA                 Closure Compliance Activities
55211                      Derry                    NH                         GW Monitoring
55237                      Salem                    NH                         GW Monitoring
55241                     Hampton                   NH                         GW Monitoring
55242                   Manchester                  NH                         GW Monitoring
55243                   Manchester                  NH                         GW Monitoring
55244                    Merrimack                  NH                         GW Monitoring
55246                     Pelham                    NH                         GW Monitoring
55247                    Pembrook                   NH                         GW Monitoring
55249                    Rochester                  NH                       RAP Implementation
55250                    Rochester                  NH                             O & M
55253                   Somersworth                 NH                         GW Monitoring
55256                     Candia                    NH                         GW Monitoring
55257                     Epping                    NH                         GW Monitoring
55258                      Epsom                    NH                         GW Monitoring
55259                     Exeter                    NH                         GW Monitoring
55260                     Hampton                   NH                         GW Monitoring
55261                     Milford                   NH                         GW Monitoring
55264                   Portsmouth                  NH                         GW Monitoring
55265                   Portsmouth                  NH                         GW Monitoring
55266                    Rochester                  NH                         GW Monitoring
55267                      Salem                    NH                         GW Monitoring
55268                    Seabrook                   NH                         GW Monitoring
56009                  West Milford                 NJ                         GW Monitoring

56023                   Willingboro                 NJ                       Closure Activities
56027                  Hamilton Sq.                 NJ                         GW Monitoring
56056                      Union                    NJ                         GW Monitoring
56064                    Spotswood                  NJ                             O & M
56065                  New Brunswick                NJ                       Closure Activities
56079                     Bayonne                   NJ                           Assessment
56088                     Sewell                    NJ                             O & M
56101                     Trenton                   NJ                             O & M
56102                      Lodi                     NJ                             O & M
56113               Spring Lake Heights             NJ                             O & M
56132                   Asbury Park                 NJ                         GW Monitoring
56142                    Paterson                   NJ                             O & M
56148                    Freehold                   NJ                           Assessment
56159                  Turnersville                 NJ                       RAP Implementation
56169                    Montvale                   NJ                             O & M
56215                     Neptune                   NJ                             O & M
56230                     Newark                    NJ                           Assessment
56258                    Tuckerton                  NJ                 Closure Compliance Activities
56260                   W. Deptford                 NJ                             O & M
56263                   Somerville                  NJ                             O & M
56276                    Fort Lee                   NJ                             O & M
56803                   Bergenfield                 NJ                 Closure Compliance Activities
56818                   Bloomfield                  NJ                             O & M
56821                  South Orange                 NJ                           Assessment
56822                    Irvington                  NJ                         Predelineation
56843                      Union                    NJ                 Closure Compliance Activities
56844                     Nutley                    NJ                             O & M
56852                    Englewood                  NJ                         GW Monitoring
56869                    Irvington                  NJ                            RAP Prep
56871                   Jersey City                 NJ                            RAP Prep
56873                    Watchung                   NJ                             O & M
56877                  Green Village                NJ                         GW Monitoring
56882                  N. Plainfield                NJ                         GW Monitoring
56891                   Bloomfield                  NJ                         GW Monitoring
56892                      Dover                    NJ                       Closure Activities
56893                     Parlin                    NJ                             O & M
56896                     Colonia                   NJ                             O & M
56915                    Ridgewood                  NJ                             O & M
56919                      Wayne                    NJ                             O & M
56921                   Washington                  NJ                             O & M
56922                     Paramus                   NJ                             O & M
56924                    Garfield                   NJ                         GW Monitoring
56926                    Fort Lee                   NJ                             O & M
56933                     Belford                   NJ                         GW Monitoring
56935                    Eatontown                  NJ                         GW Monitoring
56939                   MONMOUTH BC                 NJ                             O & M
56955                   Swedesboro                  NJ                         GW Monitoring
56965                     Trenton                   NJ                         GW Monitoring
56999                   West Orange                 NJ                           Assessment
58006                Rockville Centre               NY                       Closure Activities
58007                    Glendale                   NY                         GW Monitoring
58014                      Bronx                    NY                             O & M
58015                    Brooklyn                   NY                         GW Monitoring
58018                     BAYSIDE                   NY                       Closure Activities
58034                 Port Washington               NY                         GW Monitoring
58053                    Brooklyn                   NY                         GW Monitoring
58071                   St. Albans                  NY                         GW Monitoring
58073                    Ridgewood                  NY                         GW Monitoring
58077                    Brooklyn                   NY                         GW Monitoring
58079                    Brooklyn                   NY                         GW Monitoring
58085                     Bayside                   NY                         GW Monitoring
58092                     Ardsley                   NY                 Closure Compliance Activities
58097                  New Rochelle                 NY                             O & M
58108                  White Plains                 NY                             O & M
58111                    Scarsdale                  NY                 Closure Compliance Activities

58119                    Brooklyn                   NY                         GW Monitoring
58154                      Bronx                    NY                         GW Monitoring
58161                     YONKERS                   NY                 Closure Compliance Activities
58185                     Montauk                   NY                         GW Monitoring
58205                    New York                   NY                 Closure Compliance Activities
58254                     Albany                    NY                         GW Monitoring
58409                    New York                   NY                       RAP Implementation
58412                    Brooklyn                   NY                             O & M
58415                    Brooklyn                   NY                         GW Monitoring
58441                  Staten Island                NY                         GW Monitoring
58442                  Staten Island                NY                         GW Monitoring
58443                  Staten Island                NY                         GW Monitoring
58471                   Cedarhurst                  NY                         GW Monitoring
58505                      Bronx                    NY                             O & M
58513                      Bronx                    NY                         GW Monitoring
58514                    New York                   NY                         GW Monitoring
58515                      Nyack                    NY                             O & M
58526                   Ozone Park                  NY                             O & M
58547                     Astoria                   NY                         GW Monitoring
58553                  Staten Island                NY                         GW Monitoring
58563                     Merrick                   NY                       Closure Activities
58565                   Massapequa                  NY                       Closure Activities
58573                     Wantagh                   NY                         GW Monitoring
58579                    Uniondale                  NY                             O & M
58585                     Arverne                   NY                         GW Monitoring
58592                    New York                   NY                         GW Monitoring
58605                  Howard Beach                 NY                             O & M
58703                   Schenectady                 NY                             O & M
58718                    Halfmoon                   NY                         GW Monitoring
58725                    Millerton                  NY                         GW Monitoring
58728                    Niskayuna                  NY                             O & M
58730                 Pleasant Valley               NY                         GW Monitoring
58735                    Rotterdam                  NY                         GW Monitoring
58788                    Brewster                   NY                         GW Monitoring
58808                 West Taghkanic                NY                             O & M
67215                  Philadelphia                 PA                         GW Monitoring
67217                  Philadelphia                 PA                           Assessment
67227                    Allentown                  PA                       Closure Activities
67243                    Bryn Mawr                  PA                         GW Monitoring
67259                  Philadelphia                 PA                             O & M
67265                  Philadelphia                 PA                             O & M
67282                     Bristol                   PA                         GW Monitoring
67416                    Levittown                  PA                             O & M
67418                    Langhorne                  PA                 Closure Compliance Activities
67419                    Pottstown                  PA                       Closure Activities
67425                    Souderton                  PA                             O & M
67427                    Chalfont                   PA                            RAP Prep
67432                   Coopersburg                 PA                           Assessment
67433                   Doylestown                  PA                            RAP Prep
67596                    Paradise                   PA                             O & M
67598                     Linwood                   PA                             O & M
67599                  Elizabethtown                PA                             O & M
67611                   Shrewsbury                  PA                             O & M
67628                     Hanover                   PA                         GW Monitoring
67636                      Dover                    PA                             O & M
67638                    Glen Rock                  PA                       Closure Activities
67654                   Middletown                  PA                         GW Monitoring
68131                   Brookfield                  CT                             O & M
68619                    Cranston                   RI                         GW Monitoring
68623                   Barrington                  RI                         GW Monitoring
68629                     Warwick                   RI                         GW Monitoring
69005                     Dauphin                   PA                           Assessment
69420                     Reading                   PA                             O & M
69428                   Intercourse                 PA                             O & M
69430                    Reinholds                  PA                 Closure Compliance Activities

69439                     Oxford                    PA                             O & M
69447                    Lancaster                  PA                             O & M
69476                   Shrewsbury                  PA                         GW Monitoring
69495                   Harrisburg                  PA                 Closure Compliance Activities
69497                    Adamstown                  PA                             O & M
69676                    St. Clair                  PA                             O & M
69680                    Reiffton                   PA                            RAP Prep
69682                  Arendtsville                 PA                             O & M
69683                     Mohnton                   PA                 Closure Compliance Activities
69685                    Carlisle                   PA                       RAP Implementation
69688                  Bonneauville                 PA                           Assessment
69689                   Shady Grove                 PA                           Assessment
69690                 Mcconnellsburg                PA                             O & M
94412                    Westport                   MA                         GW Monitoring
95141                    Millstone                  NJ                 Closure Compliance Activities
95142                     Raritan                   NJ                 Closure Compliance Activities
95153                     Bayonne                   NJ                         GW Monitoring
95192                    Elizabeth                  NJ                             O & M
95203                     Closter                   NJ                       Closure Activities
95214                     Newark                    NJ                             O & M
95307                   Long Branch                 NJ                         GW Monitoring
95317                 Princeton Jct.                NJ                 Closure Compliance Activities
95337                     Newark                    NJ                           Assessment
95456                     HoHoKus                   NJ                 Closure Compliance Activities
95534                     Laconia                   NH                         Predelineation
96904                   Middletown                  RI                         GW Monitoring
97126                    Hazleton                   PA                           Assessment
97199                  Philadelphia                 PA                           Assessment
97211                   Wrightstown                 PA                 Closure Compliance Activities
97371                      York                     PA                       Closure Activities
98261                     Yonkers                   NY                             O & M
98326                   Bronxville                  NY                             O & M
98505                    Oceanside                  NY                             O & M

 356

 356

                                                                       EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________
                [and is an Affiliate/Approved Fund of [identify Lender]2]

3.    Borrower(s): ______________________________

4. Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5. Credit Agreement: The $100,000,000 Credit Agreement dated as of June 30, 2005 among Getty Realty Corp., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto.

--------
(2) Select as applicable.

6.    Assigned Interest:

                   Aggregate Amount of      Amount of
                   Commitment/Loans for  Commitment/Loans  Percentage Assigned of
Facility Assigned      all Lenders           Assigned         Commitment/Loans
-----------------  --------------------  ----------------  ----------------------
                   $                     $                           %
                   $                     $                           %
                   $                     $                           %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                       ASSIGNOR

                                       [NAME OF ASSIGNOR]

                                       By: ______________________________
                                       Title:

                                       ASSIGNEE

                                       [NAME OF ASSIGNEE]

                                       By: ______________________________
                                       Title:

[Consented to and] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
 Administrative Agent

By _________________________________
 Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By ________________________________
 Title:

                                                                         ANNEX 1

                              [___________________]

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

            1. Representations and Warranties.

            1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other document or agreement executed in connection therewith (with the Credit Agreement, collectively, the "Loan Documents"), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York [confirm that choice of law provision parallels the Credit Agreement].

                                                                       EXHIBIT B

                       OPINION OF COUNSEL FOR THE BORROWER

                                                                [Effective Date]

To the Lenders and the Administrative
 Agent Referred to Below
c/o JPMorgan Chase Bank, N.A., as
 Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

            We have acted as counsel for Getty Realty Corp., a Maryland corporation (the "Borrower"), in connection with the Credit Agreement dated as of June 30, 2005 (the "Credit Agreement"), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any

Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

            5. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            We are members of the bar of the State of [   ] and the foregoing
opinion is limited to the laws of the State of Maryland, the State of New York, [the General Corporation Law of the State of Delaware] and the Federal laws of the United States of America. We note that the Credit Agreement is governed by the laws of the State of New York [and, for purposes of the opinion expressed in paragraph 2 above, we have assumed that the laws of the State of New York do not differ from the laws of Maryland in any manner that would render such opinion incorrect.] This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

                                              Very truly yours,

                                              [     ]

                                                                       EXHIBIT C

                                    GUARANTY

      THIS GUARANTY is entered into as of the 30th day of June, 2005, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of the Administrative Agent and the Lenders, as defined in the Credit Agreement referred to below.

                                    RECITALS

      A. Pursuant to a Credit Agreement dated the date hereof, by and among Getty Realty Corp. (the "Company"), JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto, and the various Lenders as are or may from time to time become parties thereto (as the same may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Administrative Agent and Lenders and will incur Indebtedness owing to the Administrative Agent and the Lenders (herein, the "Obligations").

      B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such Loans and financial accommodations.

      C. Each Guarantor wishes to grant the Administrative Agent and Lenders security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

      Accordingly, each Guarantor hereby agrees as follows:

      1. GUARANTY.

            (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing, owing to the Administrative Agent or the Lenders under the Credit Agreement (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement or any other document or agreement executed in connection therewith (with the Credit Agreement, collectively, the "Loan Documents") or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

            (b) In the event the Credit Agreement or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement or such other Loan Document had not been so rejected.

            (c) Each Guarantor shall pay all costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

            (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Administrative Agent or the Lenders on any Obligation or Guaranteed Obligation, as applicable, is rescinded, recovered from or repaid by the Administrative Agent or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

            (e) If any Event of Default shall have occurred and be continuing, the Administrative Agent, the Lenders, and any Affiliate of the Administrative Agent or any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Lenders, or any Affiliate of the Administrative Agent or a Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Administrative Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Administrative Agent and the Lenders may have.

      2. GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

            The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Administrative Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof, provided that in the event that such amendment, modification or supplement shall decrease or discharge the amount of the Obligations, the Guaranty Obligations shall be similarly decreased or discharged; (b) any failure on the part of the Company to perform or comply with the Credit Agreement or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement or any other Loan Document or any other agreement as aforesaid, whether or not the Administrative Agent, any Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, this Guaranty or any other Loan Document or any term of any thereof;
(g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or any other agreement at any time existing between the Administrative Agent, any Lender and the Company or any law, governmental regulation or other agreement applicable to the Administrative Agent, any Lender or any Loan; (i) any claim as a result of any other dealings among the Administrative Agent, any Lender, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement or any other Loan Document by the Administrative Agent or any Lender to any other Person, to the extent and in the manner permitted under the Credit Agreement; or (k) any change in the name of the Administrative Agent, any Lender, the Company or any other Person referred to herein.

      3. WAIVER.

            Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in
Section 2 hereof, except as expressly provided herein; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement or any other Loan Documents;
(c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Administrative Agent or the Lenders to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

            The Administrative Agent and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Administrative Agent or the Lenders or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Administrative Agent and the Lenders for the Guaranteed Obligations.

            Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Administrative Agent nor the Lenders shall have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that neither the Administrative Agent nor the Lenders have made any representations to any Guarantor concerning the financial condition of the Company.

      4. REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

            (a) The representations and warranties contained in Article III of the Credit Agreement, to the extent they relate and are applicable to a Guarantor, are true and correct in all material respects as of the date hereof (or, as to any Guarantor becoming a party to this Guaranty after the date hereof, as of the date such Guarantor became a party hereto) and the Administrative Agent and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

            (b) Each Guarantor hereby agrees to perform the covenants contained in Article V and Article VI of the Credit Agreement, to the extent they relate and are applicable to the Guarantor, and the Administrative Agent and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

      5. PAYMENTS.

            Each payment by each Guarantor to the Administrative Agent and the Lenders under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

      6. PARTIES.

            This Guaranty shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Agent and the Lenders.

      7. NOTICES.

            (a) Notices shall be sent as follows:

                  (i) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Credit Assistant (Telecopy No. (312) 325-3122), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184) and (y) Farrell Fritz, P.C., One EAB Plaza, Uniondale, New York 11556, Attention of Robert C. Creighton, Esq. (Telecopy No. (516) 227-0777); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Administrative Agent;

                  (ii) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

                  (iii) if to a Guarantor, to it c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No.
(516) 478-5490 and (y) DLA Piper Rudnick Gray Cary US LLP, 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-

5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Borrower;

                  (iv) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

      8. REMEDIES.

            Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

      9. RIGHTS TO DEAL WITH THE COMPANY.

            At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Administrative Agent and the Lenders may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor's liability hereunder (except to the extent of any change in the terms of such indebtedness), such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Administrative Agent and the Lenders may deem advisable.

      10. SUBROGATION.

            (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Administrative Agent and the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

            (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Administrative Agent and the Lenders.

            (c) Notwithstanding anything to the contrary contained in this
Section 10, no Guarantor shall be subrogated to the rights of the Administrative Agent and the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) hereof until the Administrative Agent and the Lenders are indefeasibly paid in full.

      11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

            All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Administrative Agent and the Lenders and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

      12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      13. MISCELLANEOUS.

            (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

            (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor, by the Administrative Agent on behalf of the Lenders. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

            (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

            (d) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 111 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Company or an Affiliate of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any guaranty of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and of Affiliates of the Company of obligations arising under guaranties by such parties.

            (e) Any term of this Guaranty may be amended, waived, discharged or terminated only by a written agreement executed by each Guarantor and by the Administrative Agent (acting with the consent of the Required Lenders).

            (f) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

            (g) No delay or omission by the Administrative Agent or a Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

[next page is signature page]

      IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                             GETTY PROPERTIES CORP.
                             LEEMILT'S PETROLEUM, INC.
                             GETTY CT LEASING, INC.
                             GETTY VA LEASING, INC.
                             GETTYMART INC.
                             POWER TEST REALTY COMPANY LIMITED
                             PARTNERSHIP
                             BY:               , ITS GENERAL PARTNER

                             By: _______________________________
                             Name: Andrew M. Smith
                             Title: President of each of the foregoing entities

                                                                     EXHIBIT D-1

                                 REVOLVING NOTE

$______________                                                    June 30, 2005

            FOR VALUE RECEIVED, GETTY REALTY CORP., a Maryland corporation (the "Borrower"), promises to pay to the order of [LENDER] (the "Lender"), on or before the Maturity Date, the principal amount of
___________________________________________________________________
($___________) DOLLARS, or, if less, the unpaid principal amount of all Revolving Loans made by the Lender to the Borrower under the Credit Agreement referred to below.

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

            This Note is one of the "Notes" referred to in the Credit Agreement, dated as of June 30, 2005, by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Loan and the date and amount of each payment or prepayment of principal of each Revolving Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans made by the Lender in accordance with the terms of this Note.

            This Note is subject to prepayment pursuant to Section 2.11 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders under the Credit Agreement, located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to

                                      D-1-1
pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Borrower and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                               GETTY REALTY CORP.
                               By: __________________________
                               Name:
                               Title:

                                      D-1-2

                                    SCHEDULE

Date   Principal   Type              Applicable   Amount of   Notation
 of    Amount of    of    Interest    Interest    Principal     Made
Loan     Loan      Loan     Rate       Period       Paid         By
----   ---------   ----   --------   ----------   ---------   --------

                                     D-1-3

                                                                     EXHIBIT D-2

                                 SWINGLINE NOTE

$5,000,000                                                         June 30, 2005

            FOR VALUE RECEIVED, GETTY REALTY CORP., a Maryland corporation (the "Borrower"), promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the "Lender"), on or before the Maturity Date, the principal amount of FIVE MILLION ($5,000,000) DOLLARS, or, if less, the unpaid principal amount of all Swingline Loans made by the Lender to the Borrower under the Credit Agreement referred to below.

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

            This Note is the "Swingline Note" referred to in the Credit Agreement, dated as of June 30, 2005, by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Swingline Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Swingline Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Borrower to repay the Swingline Loans made by the Lender in accordance with the terms of this Note.

            This Note is subject to prepayment pursuant to Section 2.11 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                                     D-2-1

            The Borrower and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                               GETTY REALTY CORP.

                               By: __________________________
                               Name:
                               Title:

                                     D-2-2

                                    SCHEDULE

Date   Principal   Type              Applicable   Amount of   Notation
 of    Amount of    of    Interest    Interest    Principal     Made
Loan     Loan      Loan     Rate       Period       Paid         By
----   ---------   ----   --------   ----------   ---------   --------

                                     D-2-3

                                                                       EXHIBIT E

                              NOTICE OF BORROWING

                                                   ________ __, 200_

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT

Gentlemen:

      Pursuant to the Credit Agreement dated as of June 30, 2005 (as the same may have been and may hereafter be amended, modified or supplemented the "Credit Agreement") by and among Getty Realty Corp. (the "Borrower"), JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto, and the various Lenders as are a party thereto, we hereby give you irrevocable notice that we request a Revolving Loan as follows:

      1.  Amount of Revolving Loan: $_______________

      2.  Borrowing Date:           ________________

      3.  Type of Loan:             [ABR Loan] [Eurodollar Loan]

      4.  Interest Period:          [if applicable: 1,2,3,6 months or two-weeks]

      We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Borrower has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; and (iv) after giving effect to the requested Revolving Loan, the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

      Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this document to be executed and delivered by its Executive Officer as of the date written above.

                               GETTY REALTY CORP.

                               By: ________________________
                               Title:

                                      E-1